                                                                     Exhibit 4.6

                                                                  EXECUTION COPY














                            ASSET EXCHANGE AGREEMENT

                                     between

                          DOBSON CELLULAR SYSTEMS, INC.

                                       and

                          AT&T WIRELESS SERVICES, INC.



                          Dated as of December 24, 2002

                            ASSET EXCHANGE AGREEMENT

      ASSET EXCHANGE AGREEMENT, dated as of December 24, 2002, between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

      WHEREAS, AWS directly or indirectly owns (either by itself or with others) and operates wireless telecommunications systems (the "ALASKA SYSTEMS") in the territory covered by the Alaska Cellular Authorizations (as defined in Section 2.3(a)) (collectively, the "ALASKA MARKETS"); and DCS directly or indirectly owns (either by itself or with others) and operates wireless telecommunications systems (the "CALIFORNIA SYSTEMS") in the territory covered by the California Cellular Authorizations (as defined in Section 2.1(a)) (collectively, the "CALIFORNIA MARKETS"); and

      WHEREAS, AWS and its Affiliates are engaged in the business of marketing, selling and providing wireless telecommunications services in the Alaska Markets (such business, as conducted by AWS, is referred to herein as the "ALASKA BUSINESS"); and DCS and its Affiliates are engaged in the business of marketing, selling and providing wireless telecommunications services in the California Markets (such business, as conducted by DCS, is referred to herein as the "CALIFORNIA BUSINESS"); and

      WHEREAS, AWS and DCS desire to effect an exchange (the "EXCHANGE") of, among other things, the assets and rights of DCS that relate primarily to the ownership and operation of the California Systems, including certain licenses issued by the Federal Communications Commission (the "FCC"), for the assets and rights of AWS that relate primarily to the ownership and operation of the Alaska Systems, including certain licenses issued by the FCC, all subject to the terms and conditions set forth herein; and

      WHEREAS, the parties desire that the Exchange be structured as a like-kind exchange under section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the fullest extent practicable.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                    EXCHANGE

      Section 1.1. Asset Consolidation

      At or prior to Closing, (a) AWS and DCS will use all commercially reasonable efforts, at the expense of DCS (except with regard to any fees of AWS's outside counsel), to effect the transactions described on Schedule 1.1(a) (the assets, properties and rights to be conveyed to AWS pursuant to such transactions are referred to herein as the "REDEMPTION ASSETS") and (b) AWS will use all commercially reasonable efforts, at the expense of AWS, to effect the transactions described on Schedule 1.1(b).

      Section 1.2. Exchange

      Except as otherwise provided and subject to the terms and conditions set forth in this Agreement:

      (a) At Closing, AWS will, and will cause its Affiliates to, assign, transfer, deliver and convey to DCS, free and clear of all security interests, liens, pledges, charges, encroachments, defects of title, options, rights of first refusal or other rights of third parties (absolute or contingent), easements or any other encumbrance or restriction on the use or exercise of any attribute of ownership (collectively, "LIENS") other than Permitted Liens (as defined in Section 18.18), and DCS will acquire, all right, title, and interest of AWS and its Affiliates in and to, the Alaska Assets (as defined in Section 2.3), in exchange for the California Assets (as defined in Section 2.1).

      (b) At Closing, DCS will, and will cause its Affiliates to, assign, transfer, deliver and convey to AWS, free and clear of all Liens other than Permitted Liens, and AWS will acquire, all right, title and interest of DCS and its Affiliates in and to the California Assets, in exchange for the Alaska Assets.

      (c) At Closing, AWS will assign, transfer, deliver and convey to Dobson Communications Corporation ("DCC"), free and clear of all Liens (other than Liens created by any agreement to which DCC is a party), all right, title and interest of AWS in and to the shares of Series AA Preferred Stock of DCC owned by AWS, including any right to receive dividends or other distributions thereon (the "DCC SECURITIES").

      Section 1.3. Like-Kind Exchange

      (a) The parties shall cause the Exchange to be treated in such a manner that such exchange qualifies as a tax-free exchange of multiple, like-kind assets to the maximum extent permitted by section 1031 of the Code. Notwithstanding any other provision in this Agreement, including this Section 1.3, each party acknowledges and agrees that it (i) has obtained its own, separate tax advice with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under section 1031 of the Code, and
(ii) is not relying on any representations of the other party with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under section 1031 of the Code.

      (b) On or prior to the Closing Date, DCS and AWS shall agree upon the relative fair market values of the assets to be delivered to the other party pursuant to Section 1.2. AWS and DCS agree to cause all tax returns and reports relating to the transactions contemplated hereby, including Internal Revenue Service Form 8594, to be filed in accordance with such agreement and not to take any position inconsistent therewith unless required to do so pursuant to a "DETERMINATION" as such term is defined in section 1313 of the Code.


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                                   ARTICLE 2
                        EXCHANGED ASSETS; EXCLUDED ASSETS

      Section 2.1. California Assets. The assets, properties and rights to be conveyed to AWS pursuant to this Agreement shall be all of the assets, properties and rights of DCS and its Affiliates that relate primarily to the California Business (the "CALIFORNIA ASSETS"), including the following assets, properties and rights of DCS and its Affiliates:

      (a) (i) the FCC licenses and authorizations, including (x) FCC licenses and authorizations to construct, own and operate a cellular telecommunications system in the California Markets (the "CALIFORNIA CELLULAR AUTHORIZATIONS") and certain microwave licenses used in connection with such cellular operations (the "CALIFORNIA MICROWAVE AUTHORIZATIONS") and (y) construction permits, if any, that have been issued by the FCC to DCS or an Affiliate with respect to construction of a cellular telecommunications system in the California Markets (together with the California Cellular Authorizations and the California Microwave Authorizations, the "CALIFORNIA FCC AUTHORIZATIONS"), that are listed on Schedule 2.1(a)(i) and (ii) the licenses and authorizations issued by any state body having jurisdiction over the California Business that are listed on
Schedule 2.1(a)(ii);

      (b) all rights of DCS and its Affiliates under (i) all Contracts (as defined in Section 18.18) between DCS or an Affiliate and subscribers that are related primarily to the California Business, (ii) all Contracts listed on
Schedule 7.5(a), (iii) all Contracts that are not required to be listed on
Schedule 7.5(a) solely because they involve dollar amounts that are below the thresholds for inclusion on such Schedule, and (iv) all Contracts, entered into during the period commencing on the date hereof and ending on the Closing Date, which AWS agrees to assume in accordance with clause (ii) of the first sentence of Section 3.1 (all such Contracts that are not Excluded California Contracts (as defined in Section 2.2(d)) are referred to collectively as the "ASSUMED CALIFORNIA CONTRACTS");

      (c) all right, title and interest of DCS and its Affiliates in and to the towers, tower equipment, antennas, switching and cell site equipment and buildings, microwave equipment, mobile identification numbers, tools, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies and inventory, electrical power units, transmission lines, installations, appliances, improvements and other equipment, machinery and tangible personal property used primarily in the California Business, including such as are listed on Schedule 2.1(c);

      (d) all interests of DCS and its Affiliates in all those certain lots and pieces of real property that are owned by or leased to DCS or an Affiliate that are used primarily in the California Business including those set forth on
Schedule 2.1(d), together with the buildings, structures, facilities and other improvements erected thereon, and together with all easements, rights-of-way and other appurtenances thereto;

      (e) all right, title and interest of DCS and its Affiliates to the engineering records, files (including customer information and records), data, drawings, blueprints,


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
books of account, schematics, maps, reports, lists (including customer and supplier lists) and plans and processes used primarily in the California Business, provided that DCS may retain copies thereof so long as AWS is provided with the originals thereof;

      (f) all right, title and interest of DCS and its Affiliates in and to the accounts receivable (billed or unbilled), prepaid assets, and security deposits (the "CALIFORNIA DEPOSITS"), in each case which are used primarily in the operation of the California Business;

      (g) to the extent assignable, all licenses, certificates of occupancy, permits, franchises, registrations, certificates of public convenience and necessity, approvals and operating rights, including any applications therefor, used primarily in the operation of the California Business;

      (h) all computer software owned or licensed by DCS or its Affiliates (including all related documentation) that is necessary to operate the switches and other cell site equipment described in paragraph (c) above;

      (i) all rights or choses in action relating primarily to the California Business, including all rights under express or implied warranties relating to the California Assets, except to the extent listed on Schedule 2.2(f);

      (j) subject to Section 12.1, all rights and claims under insurance policies with respect to the California Assets;

      (k) all inventory of cellular telephone handsets and related accessories; and

      (l) any rights in blocks of NPA-NXX numbers assigned to DCS or its Affiliates for use in the California Business.

      Except as otherwise expressly provided herein, the California Assets shall be deemed to include the Redemption Assets for all purposes of this Agreement.

      Section 2.2. Excluded California Assets

      All other assets owned by DCS or an Affiliate, except the California Assets, shall be retained by DCS or such Affiliate and shall not be sold, assigned or transferred to AWS (the "EXCLUDED CALIFORNIA ASSETS"), including the following assets, properties and rights of DCS or an Affiliate, all of which shall be deemed to be Excluded California Assets:

      (a) all cash on hand (other than the California Deposits) and in financial institutions, cash equivalents, marketable securities and bonds;

      (b) all claims for refunds and/or credits for Taxes (as defined in Section 18.18);

      (c) the minute books and tax returns of DCS or an Affiliate;


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
      (d) all roaming agreements and the other Contracts listed or described in
Schedule 2.2(d) (the "EXCLUDED CALIFORNIA CONTRACTS");

      (e) the rights which accrue or will accrue to DCS or an Affiliate under this Agreement;

      (f) the assets, rights and claims listed in Schedule 2.2(f) and that relate primarily to the California Business;

      (g) subject to Section 2.1(j), all insurance policies and rights and claims thereunder arising from events, matters, conditions arising prior to the Closing Date and which have not been assigned to AWS pursuant to Section 12.1;

      (h) trademarks, trade names, service marks, service names, logos and similar rights and all other intellectual property;

      (i) copies of the documents referred to in Section 2.1(e);

      (j) all California Benefit Plans (as defined in Section 7.11);

      (k) all assets relating primarily to paging products and services offered by DCS or its Affiliates in the California Markets (the "CALIFORNIA PAGING ASSETS");

      (l) all motor vehicles owned or leased by DCS or its Affiliates and used primarily with respect to the California Business; and

      (m) inventory that is off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality.

      Section 2.3. Alaska Assets

      The assets, properties and rights to be conveyed to DCS pursuant to this Agreement shall be all of the assets, properties and rights of AWS and its Affiliates that relate primarily to the Alaska Business (the "ALASKA ASSETS"), including the following assets, properties and rights of AWS and its Affiliates:

      (a) (i) the FCC licenses and authorizations, including (x) FCC licenses and authorizations to construct, own and operate a cellular telecommunications system in the Alaska Markets (the "ALASKA CELLULAR AUTHORIZATIONS") and certain microwave licenses used in connection with such cellular operations (the "ALASKA MICROWAVE Authorizations") and (y) construction permits, if any, that have been issued by the FCC to AWS or an Affiliate with respect to construction of a cellular telecommunications system in the Alaska Markets (together with the Alaska Cellular Authorizations and the Alaska Microwave Authorizations, the "ALASKA FCC AUTHORIZATIONS"), that are listed on Schedule 2.3(a)(i) and (ii) the licenses and authorizations issued by any state body having jurisdiction over the Alaska Business that are listed on Schedule 2.3(a)(ii);


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
      (b) all rights of AWS and its Affiliates under (i) all Contracts between AWS or an Affiliate and subscribers that are related primarily to the Alaska Business, (ii) all Contracts listed on Schedule 8.5(a), (iii) all Contracts that are not required to be listed on Schedule 8.5(a), solely because they involve dollar amounts that are below the thresholds for inclusion on such Schedule, and
(iv) all Contracts, entered into during the period commencing on the date hereof and ending on the Closing Date, which DCS agrees to assume in accordance with clause (ii) of the first sentence of Section 3.1 (all such Contracts that are not Excluded Alaska Contracts (as defined in Section 2.4(d)) are referred to collectively as the "ASSUMED ALASKA CONTRACTS");

      (c) all right, title and interest of AWS and its Affiliates in and to the towers, tower equipment, antennas, switching and cell site equipment and buildings, microwave equipment, mobile identification numbers, tools, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies and inventory, electrical power units, transmission lines, installations, appliances, improvements and other equipment, machinery and tangible personal property used primarily in the Alaska Business, including such as are listed on
Schedule 2.3(c);

      (d) all interests of AWS and its Affiliates in all those certain lots and pieces of real property that are owned by or leased to AWS or an Affiliate that are used primarily in the Alaska Business including those set forth on Schedule 2.3(d), together with the buildings, structures, facilities and other improvements erected thereon, and together with all easements, rights-of-way and other appurtenances thereto;

      (e) all right, title and interest of AWS and its Affiliates to the engineering records, files (including customer information and records), data, drawings, blueprints, books of account, schematics, maps, reports, lists (including customer and supplier lists) and plans and processes used primarily in the Alaska Business, provided that AWS may retain copies thereof so long as DCS is provided with the originals thereof;

      (f) all right, title and interest of AWS and its Affiliates in and to the accounts receivable (billed or unbilled), prepaid assets and security deposits (the "ALASKA DEPOSITS"), in each case which are used primarily in the operation of the Alaska Business;

      (g) to the extent assignable, all licenses, certificates of occupancy, permits, franchises, registrations, certificates of public convenience and necessity, approvals and operating rights, including any applications therefor, used primarily in the operation of the Alaska Business;

      (h) all computer software owned or licensed by AWS or its Affiliates (including all related documentation) that is necessary to operate the switches and other cell site equipment described in paragraph (c) above;

      (i) all rights or choses in action relating primarily to the Alaska Business, including all rights under express or implied warranties relating to the Alaska Assets, except to the extent listed on Schedule 2.4(f);


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
      (j) subject to Section 12.2, all rights and claims under insurance policies with respect to the Alaska Assets;

      (k) all inventory of cellular telephone handsets and related accessories; and

      (l) any rights in blocks of NPA-NXX numbers assigned to AWS or its Affiliates for use in the Alaska Business.

      Section 2.4. Excluded Alaska Assets

      All other assets owned by AWS or an Affiliate, except the Alaska Assets, shall be retained by AWS or such Affiliate and shall not be sold, assigned or transferred to DCS (the "EXCLUDED ALASKA ASSETS"), including the following assets, properties and rights of AWS or an Affiliate, all of which shall be deemed to be Excluded Alaska Assets:

      (a) all cash on hand (other than the Alaska Deposits) and in financial institutions, cash equivalents, marketable securities and bonds;

      (b) all claims for refunds and/or credits for Taxes;

      (c) the minute books and tax returns of AWS or an Affiliate;

      (d) all roaming agreements and the other Contracts listed or described in
Schedule 2.4(d) (the "EXCLUDED ALASKA CONTRACTS");

      (e) the rights which accrue or will accrue to AWS or an Affiliate under this Agreement;

      (f) the assets, rights and claims listed in Schedule 2.4(f) and that relate primarily to the Alaska Business;

      (g) subject to Section 2.3(j), all insurance policies and rights and claims thereunder arising from events, matters, conditions arising prior to the Closing Date and which have not been assigned to DCS pursuant to Section 12.2;

      (h) trademarks, trade names, service marks, service names, logos and similar rights and all other intellectual property;

      (i) copies of the documents referred to in Section 2.3(e);

      (j) all Alaska Benefit Plans (as defined in Section 8.11);

      (k) the block of NPA-NXX numbers beginning with 907-831-9XXX assigned to AWS or its Affiliates for use in the Alaska Business (it being agreed that AWS shall use such numbers solely as E.164 addresses for GSM nodes);

      (l) all right, title and interest of AT&T Wireless Services of Alaska, Inc. ("AWS ALASKA") in and to its partnership interest (the "CORDOVA INTEREST") in the Cordova Wireless Partnership, an Alaska general partnership (the "CORDOVA


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
PARTNERSHIP") formed pursuant to a partnership agreement, dated February 11, 1997, between McCaw Communications of Anchorage, Inc. (predecessor to AWS Alaska) and Cordova Wireless Communications, Inc., as amended by that certain Letter Agreement between the same parties dated May 20, 1997 (the "CORDOVA PARTNERSHIP AGREEMENT"); and

      (m) inventory that is off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality.

                                    ARTICLE 3
                    ASSUMED LIABILITIES; EXCLUDED LIABILITIES

      Section 3.1. Assumed Alaska Liabilities

      At the Closing, DCS shall assume and agree to perform and discharge as of the Closing the following Liabilities of AWS and its Affiliates to the extent not previously performed or discharged, and no others: (i) all Liabilities of AWS and its Affiliates which are to be performed from and after the Closing under the Assumed Alaska Contracts, but only to the extent such Liabilities relate to periods or goods or services provided to DCS on or after the Closing Date, provided, that DCS shall not assume any Liabilities arising out of any breach by AWS or its Affiliates of any provision of any Assumed Alaska Contract,
(ii) all Liabilities of AWS and its Affiliates entered into during the period from the date hereof to the Closing by AWS and its Affiliates that were identified by AWS in writing as Assumed Alaska Liabilities and consented to in writing by DCS, and (iii) all Alaska Closing Date Current Liabilities (as defined in Section 5.1) (the Liabilities described in clauses (i), (ii) and
(iii) are collectively referred to herein as the "ASSUMED ALASKA LIABILITIES"). The Assumed Alaska Liabilities shall specifically exclude all other Liabilities of AWS and its Affiliates or the Alaska Business (the "EXCLUDED ALASKA LIABILITIES"), including (w) all Liabilities associated with the ownership of the Cordova Interest under the Cordova Partnership Agreement or otherwise, (x) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Alaska Assets or the Alaska Business prior to the Closing Date, other than the Assumed Alaska Liabilities, (y) all Liabilities relating to any Alaska Benefit Plan, and (z) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Excluded Alaska Assets.

      Section 3.2. Assumed California Liabilities

      At the Closing, AWS shall assume and agree to perform and discharge as of the Closing the following Liabilities of DCS and its Affiliates to the extent not previously performed or discharged, and no others: (i) all Liabilities of DCS and its Affiliates which are to be performed from and after the Closing under the Assumed California Contracts, but only to the extent such Liabilities relate to periods or goods or services provided to AWS on or after the Closing Date, provided, that AWS shall not assume any Liabilities arising out of any breach by DCS or its Affiliates of any provision of any Assumed California Contract, (ii) all Liabilities of DCS and its Affiliates entered into during the period from the date hereof to the Closing by DCS and its Affiliates that were identified


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
by DCS in writing as Assumed California Liabilities and consented to in writing by AWS, and (iii) all California Closing Date Current Liabilities (as defined in
Section 5.1) (the Liabilities described in clauses (i), (ii) and (iii) are collectively referred to herein as the "ASSUMED CALIFORNIA LIABILITIES"). The Assumed California Liabilities shall specifically exclude all other Liabilities of DCS and its Affiliates or the California Business (the "EXCLUDED CALIFORNIA LIABILITIES"), including (x) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the California Assets or the California Business prior to the Closing Date, other than the Assumed California Liabilities, (y) all Liabilities relating to any California Benefit Plan, and (z) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Excluded California Assets.

                                    ARTICLE 4
                    INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION

      Section 4.1. Assignment Documents

      (a) At the Closing, AWS or its Affiliates will deliver to DCS (i) one or more Bills of Sale in substantially the form attached hereto as Exhibit A, (ii) one or more Instruments of Assignment in substantially the form attached hereto as Exhibit B, (iii) all such other good and sufficient instruments of sale, transfer and conveyance, including assignments of leases, warranty deeds in recordable form and certificates of title for motor vehicles, as shall be effective to vest in DCS all of the right, title and interest of AWS and its Affiliates in and to the Alaska Assets and the DCC Securities and (iv) a FIRPTA Certificate as required by Section 1445 of the Code.

      (b) At the Closing, DCS or its Affiliates will deliver to AWS (i) one or more Bills of Sale in substantially the form attached hereto as Exhibit A, (ii) one or more Instruments of Assignment in substantially the form attached hereto as Exhibit B, (iii) all such other good and sufficient instruments of sale, transfer and conveyance, including assignments of leases, and warranty deeds in recordable form and certificates of title for motor vehicles, as shall be effective to vest in AWS all of the right, title and interest of DCS and its Affiliates in and to the California Assets (other than the Redemption Assets), and (iv) a FIRPTA Certificate as required by Section 1445 of the Code.

      Section 4.2. Assumption Documents

      (a) At the Closing, DCS and AWS and, if appropriate, their respective Affiliates will execute and deliver an Assumption Agreement in substantially the form attached hereto as Exhibit C in order to effect the assumption of the Assumed Alaska Liabilities by DCS.

      (b) At the Closing, DCS and AWS and, if appropriate, their respective Affiliates will execute and deliver an Assumption Agreement in substantially the form attached hereto as Exhibit C in order to effect the assumption of the Assumed California Liabilities by AWS.


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
                                    ARTICLE 5
                           WORKING CAPITAL ADJUSTMENT

      Section 5.1. Definitions

      As used in this Article 5, the following terms shall have the following meanings:

      "ALASKA CLOSING DATE CURRENT ASSETS" means, as of the Closing Date, the following Alaska Assets: (i) customer accounts receivable, including roaming accounts receivable (except any such accounts receivable owed by AWS or any Affiliate), excluding an allowance for uncollectible accounts receivable (not including roaming accounts receivable), calculated as follows: 2% for subscriber receivables that are less than or equal to 30 days past due, 5% for subscriber receivables that are between 31 and 60 days past due, 20% for subscriber receivables that are between 61 and 90 days past due and 100% for subscriber receivables that are more than 90 days past due, and (ii) inventory (other than inventory that is non-salable), including cellular telephone handsets and ancillary equipment held for sale to subscribers, valued in accordance with GAAP consistently applied, and (iii) prepaid items relating to the Alaska Assets, including prepaid rent, property taxes, utility charges, fees and deposits paid (but excluding prepaid insurance), all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP consistently applied. A physical audit of AWS's inventory will be taken by representatives of AWS and DCS during the afternoon or evening prior to the Closing Date, the results of which shall be final and binding upon the parties (i.e., the physical inventory count shall not be reviewable by the Independent Accountants pursuant to Section 5.3(c)) for purposes of determining the number and type of inventory items existing as of the Closing, which information shall be used to derive the value of the inventory of AWS included as Alaska Closing Date Current Assets and reflected in the AWS Determination.

      "ALASKA CLOSING DATE CURRENT LIABILITIES" means, as of the Closing Date, all of the (i) subscriber deposits received, (ii) deferred revenue, (iii) accrued payroll and benefits, and (iv) other trade payables and accrued expenses of the Alaska Systems incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP that are of a type determined to be current liabilities in accordance with GAAP.

      "ALASKA CLOSING DATE WORKING CAPITAL" means an amount equal to the Alaska Closing Date Current Assets less the Alaska Closing Date Current Liabilities.

      "CALIFORNIA CLOSING DATE CURRENT ASSETS" means, as of the Closing Date, the following California Assets: (i) customer accounts receivable, including roaming accounts receivable (except any such accounts receivable owed by DCS or any Affiliate), excluding an allowance for uncollectible accounts receivable (not including roaming accounts receivable), calculated as follows: 2% for subscriber receivables that are less than or equal to 30 days past due, 5% for subscriber receivables that are between 31 and 60 days past due, 20% for subscriber receivables that are between 61 and 90 days past due and 100% for subscriber receivables that are more than 90 days past due, (ii)


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
inventory (other than inventory that is non-salable and other than the California Paging Assets), including cellular telephone handsets and ancillary equipment held for sale to subscribers, valued in accordance with GAAP consistently applied, and (iii) prepaid items relating to the California Assets, including prepaid rent, property taxes, utility charges, fees and deposits paid (but excluding prepaid insurance), all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP consistently applied. A physical audit of DCS's inventory will be taken by representatives of DCS and AWS during the afternoon or evening prior to the Closing Date, the results of which shall be final and binding upon the parties (i.e., the physical inventory count shall not be reviewable by the Independent Accountants pursuant to Section 5.3(c)) for purposes of determining the number and type of inventory items existing as of the Closing, which information shall be used to derive the value of the inventory of DCS included as California Closing Date Current Assets and reflected in the DCS Determination.

      "CALIFORNIA CLOSING DATE CURRENT LIABILITIES" means, as of the Closing Date, all (i) subscriber deposits received, (ii) deferred revenue, (iii) accrued payroll and benefits, and (iv) other trade payables and accrued expenses of the California Systems incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP that are of a type determined to be current liabilities in accordance with GAAP.

      "CALIFORNIA CLOSING DATE WORKING CAPITAL" means an amount equal to the California Closing Date Current Assets less the California Closing Date Current Liabilities.

      "GAAP" means generally accepted accounting principles consistently applied.

      Section 5.2. Post-Closing Determinations

      (a) Within 60 days after the Closing Date, (i) DCS shall deliver to AWS a written good faith estimate of the Alaska Closing Date Working Capital prepared in accordance with this Article 5 (the "DCS DETERMINATION") and (ii) AWS shall deliver to DCS a written good faith estimate of the California Closing Date Working Capital prepared in accordance with this Article 5 (the "AWS DETERMINATION"). The DCS Determination and the AWS Determination shall be based upon the books and records of the Alaska Business and the California Business, respectively, and shall be accompanied by (i) supporting documents, work papers, subscriber records and other supporting data and (ii) a certificate of a senior executive officer of DCS or AWS, as the case may be, certifying that the DCS Determination or the AWS Determination, as applicable, was calculated in good faith and in accordance with the provisions of this Article 5.

      Section 5.3. Post-Closing Objections

      (a) After delivery of the DCS Determination and the AWS Determination, AWS and DCS shall attempt to resolve any disputes between DCS and AWS with respect to the DCS Determination and the AWS Determination. In connection therewith, AWS shall have full access to DCS's records related to the DCS Determination, and DCS shall have full access to AWS's records related to the AWS Determination. Within 30 days after delivery of the DCS Determination, AWS shall advise DCS in writing as to any dispute AWS has with the DCS Determination (the "AWS POST-CLOSING OBJECTION"). Within 30 days after delivery of the AWS Determination, DCS shall advise AWS in writing as to any dispute DCS has with the AWS Determination (the "DCS POST-CLOSING OBJECTION"). The AWS Post-Closing Objection (if any) and the DCS Post-Closing Objection (if any) shall be accompanied by (i) a certificate signed by a senior executive officer of AWS or DCS, as the case may be, certifying that the AWS Post-Closing Objection or the DCS Post-Closing Objection, as applicable, was made in good faith and (ii) supporting documents and information, to the extent the same is available to AWS or DCS, as the case may be.

      (b) If AWS does not timely deliver an AWS Post-Closing Objection to DCS, then the calculation of the California Closing Date Working Capital set forth in the DCS Determination shall be controlling. If DCS does not timely deliver a DCS Post-Closing Objection to AWS, then the calculation of the Alaska Closing Date Working Capital set forth in the AWS Determination shall be controlling. If neither party timely delivers a Post-Closing Objection, then the payment contemplated by Section 5.4 shall be made within two business days following the 90th day after the Closing Date.

      (c) If either party timely delivers a Post-Closing Objection, AWS and DCS shall use good faith efforts to jointly resolve their dispute within 15 days thereafter, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to further dispute or review. If the parties resolve their dispute, then the payment contemplated by Section 5.4 shall be made within two business days after such resolution is reached. If AWS and DCS cannot resolve their dispute within such 15-day period, then the dispute shall be submitted for resolution to Ernst & Young LLP (the "INDEPENDENT ACCOUNTANTS"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonable request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between DCS and AWS at which conference each party shall have the right to present additional documents, materials and other evidence and to have present its or their advisors, accountants or counsel. The Independent Accountants shall promptly, and no later than 30 days after submission of the dispute, render a decision on the issues presented, and such decision shall be final and binding on the parties. The payment contemplated by Section 5.4 shall be made within two business days after receipt of the Independent Accountants' decision.

      Section 5.4. Post-Closing Adjustment

      If the California Closing Date Working Capital is greater than the Alaska Closing Date Working Capital, then AWS will pay DCS an amount equal to the excess of the California Closing Date Working Capital over the Alaska Closing Date Working Capital. If the Alaska Closing Date Working Capital is greater than the California Closing Date

Working Capital, then DCS will pay AWS an amount equal to the excess of the Alaska Closing Date Working Capital over the California Closing Date Working Capital. Any such payment shall be made by wire transfer of immediately available funds on the date specified in Section 5.3, and shall not bear any interest.

                                    ARTICLE 6
                                     CLOSING

      Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Avenue, New York, New York 10022, on the date (the "CLOSING DATE") which is the latest of (a) the second day after the date that the FCC's consent to the assignment of the California Cellular Authorizations from DCS to AWS becomes a Final Order (as defined in
Section 10.3), (b) the second day after the date that the FCC's consent to the assignment of the Alaska Cellular Authorizations from AWS to DCS becomes a Final Order, (c) the fifth (5th) day after the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") (if applicable to the transactions contemplated by this Agreement) or (d) the date on which all conditions to Closing set forth in
Article 10 and Article 11 have been satisfied or waived; provided if such latest date is not a business day, the Closing Date shall be the next following business day; provided, further, if such latest date is within ten days of the last day of any calendar month, the Closing Date shall be the first day of the next calendar month and the Closing shall take place at 12:01 a.m. local time on the Closing Date.

                                    ARTICLE 7
                             REPRESENTATIONS OF DCS

      DCS hereby represents and warrants to AWS that:

      Section 7.1. Organization; Qualification

      DCS is a corporation duly incorporated, validly existing and in good standing under the Laws (as defined in Section 7.7) of the state of its incorporation and has all necessary corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. DCS has the power and authority to execute, deliver and, subject to DCS obtaining the Required California Consents (as defined in Section 7.8) and giving the Required California Notices (as defined in Section 7.8), to perform its obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby, and to cause its Affiliates that are direct or indirect subsidiaries of DCS to perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby.

      Section 7.2. Authorization, Execution and Delivery

      The execution, delivery and performance of the Transaction Documents by DCS, and the transfer of the California Assets to AWS have been duly and validly authorized and approved by all necessary corporate action, including the unanimous approval by the Board of Directors of each of DCS and DCC. The execution, delivery and performance of the Transaction Documents to which any Affiliate of DCS is a party have been duly and validly authorized and approved by all necessary corporate action, including approval by such Affiliate's Board of Directors. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a valid and binding obligation of DCS or its Affiliate, as applicable, enforceable against DCS or such Affiliate in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

      Section 7.3. Title to and Condition of Assets

      (a) DCS, its Affiliates that are direct or indirect wholly-owned subsidiaries of DCS and (before giving effect to the transactions contemplated by Section 1.1(a)) Santa Cruz Cellular Telephone Company have good and marketable title or a valid leasehold interest, as applicable, to all of the California Assets, including all properties and assets reflected on the California Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the California Business consistent with past practices, free and clear of all Liens except for Permitted Liens and except for the Liens listed on Schedule 7.3(a) which will be discharged at Closing. DCS, its Affiliates that are direct or indirect wholly-owned subsidiaries of DCS and (before giving effect to the transactions contemplated by Section 1.1(a)) Santa Cruz Cellular Telephone Company have full power, right and authority to sell and convey to AWS good and marketable title to the California Assets, free and clear of all Liens other than Permitted Liens. Immediately prior to the Closing, no person other than DCS and its wholly-owned subsidiaries will have any right, title or interest in or to any of the assets, properties and rights of DCS and its Affiliates (including Affiliates that are not wholly-owned subsidiaries of DCS) that relate primarily to the California Business. Notwithstanding the foregoing, the representations and warranties made in this paragraph (a) with respect to the Redemption Assets are made solely on the date hereof and shall not be required or deemed to be made on or as of any other date.

      (b) Except (i) for the Excluded California Assets and (ii) for the services to be provided to AWS pursuant to the Transition Services Agreement, the California Assets include all material rights, assets and property necessary or material to operate the California Business as it is currently operated.

      (c) All buildings, structures, facilities, Machinery and Equipment and other items of tangible property and assets (excluding inventory) which would be included in the California Assets if the Closing took place on the date hereof, including all network equipment, are, in the aggregate and taken as a whole, in good working condition and repair, subject to normal wear and maintenance, and are located such that they are not materially encroaching on the property or rights of any person (as defined in Section 18.18).

      Section 7.4. Real Property

      Schedule 2.1(d) lists all real property and interests in real property owned or leased by DCS or an Affiliate and used primarily in the California Business, and specifying the address and legal description suitable to identify the property, a reasonable description of the use of each property, and which of the properties are owned and which are leased.

      (a) With respect to each parcel of owned real property included in the California Assets, and except for matters set forth on Schedule 7.4(a):

            (i) DCS or an Affiliate has good and marketable title to the parcel of real property, free and clear of all Liens, except for Permitted Liens and except for the Liens listed on Schedule 7.3(a) which will be discharged at Closing;

            (ii) there are no leases, subleases, licenses, concessions, or other agreements to which DCS or an Affiliate is a party or, to the knowledge of DCS, subleases, licenses, concessions or other agreements to which DCS or an Affiliate is not a party, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

            (iii) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

      (b) With respect to each parcel of real property listed on Schedule 2.1(d), and except for matters set forth on Schedule 7.4(b):

            (i) To the knowledge of DCS, DCS or an Affiliate has valid and enforceable rights of physical and legal ingress and egress to and from such parcel; and

            (ii) Neither DCS nor any Affiliate has received any notice of, and DCS has no knowledge of, any non-compliance with applicable building codes, zoning regulations, occupational health and safety Laws or any other Laws, including environmental laws enforced by the FCC, applicable to such parcel or DCS's or an Affiliate's use or occupancy thereof.

      (c) Schedule 7.4(c) contains a list of all leases and occupancy and/or use agreements of real property used primarily in the California Business to which DCS or an Affiliate is a tenant, lessee, licensee or grantee, together with any amendments thereto (the "DCS REAL PROPERTY LEASES"). True, correct and complete copies of each of the DCS Real Property Leases have been delivered by DCS to AWS, together with any subleases granted with respect to the real property covered by the DCS Real Property Leases (the "DCS LEASED PROPERTY"). Each DCS Real Property Lease that has not expired in accordance with its terms is valid, binding and enforceable and in full force and effect. None of DCS, any Affiliate, or, to the knowledge of DCS, any other party to any DCS Real Property Lease, is in default, violation or breach of any material term thereunder or received any written notice of default thereunder. Except as set forth on Schedule 7.4(c), no DCS Leased Property (or any portion thereof) has been subleased, licensed or otherwise had a right to use granted by DCS or an Affiliate with respect thereto to any other Person. No improvement on any DCS Leased Property materially encroaches upon adjoining real estate, and all such improvements have been constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record, that have been established by any applicable building or zoning ordinances.

      Section 7.5. Assumed Contracts and Subscribers

      (a) Set forth on Schedule 7.5(a) is a list of all Contracts currently in effect to which DCS or an Affiliate is a party that relate primarily to the California Business, including those that fall within any one or more of the following categories, other than Excluded California Contracts:

            (i) any Contract with any present or former employee or consultant or for the employment of any person, including any consultant;

            (ii) any Contract with any labor union or other representative of employees;

            (iii) any confidentiality or non-disclosure agreement pursuant to which DCS or an Affiliate has agreed to keep information which is related to the California Assets obtained from any other person confidential;

            (iv) any Contract limiting or restraining DCS or an Affiliate or any successor thereto from engaging or competing in any manner or in any business;

            (v) any Contract with any shareholder, director or officer of DCS or an Affiliate, or with any Affiliate of any shareholder, director or officer of DCS or an Affiliate;

            (vi) any retail store lease or cell site lease or license;

            (vii) any interconnection agreement or contour extension agreement;

            (viii) any material commission, representative, distributorship or sales agency Contract;

            (ix) any material conditional sale or lease under which DCS or an Affiliate is either purchaser or lessee relating to the California Assets or any property at which the California Assets are located;

            (x) any note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money or for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

            (xi) any Contract for any charitable or political contribution;

            (xii) any material license, franchise, distributorship or other agreement which relates in whole or in part to any software (other than standard form licenses for commercially available software), patent, trademark, trade name, service mark or copyright or technical assistance;

            (xiii) any Contract granting power of attorney to any other person;

            (xiv) any Contract for the performance of services by a third party involving annual payments of $100,000 or more;

            (xv) any Contract for the future purchase of, or payment for, supplies or products, involving in any one case $100,000 or more;

            (xvi) any Contract for any capital expenditure or leasehold improvement in excess of $100,000;

            (xvii) any equipment lease with annual payments of more than $100,000;

            (xviii) any Contract having annual payments greater than $100,000 or a commitment of $200,000 or more in the aggregate; and

            (xix) any other material Contract not made in the ordinary course of business consistent with past practice.

      DCS has heretofore delivered to AWS true and correct copies of the Assumed California Contracts in effect as of the date hereof that are required to be set forth on Schedule 7.5(a), including all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

      (b) Except as disclosed on Schedule 7.5(b), neither DCS nor any Affiliate is in Default (as defined in Section 18.18) in any material respect with respect to, nor to the knowledge of DCS is there any Default in any material respect by the other parties to, any Assumed California Contracts. The Assumed California Contracts are in full force and effect, enforceable against DCS or an Affiliate in accordance with their terms.

      (c) As of September 30, 2002, there were approximately 59,087 subscribers of the California Business. Schedule 7.5(c) sets forth, for each California System, the total number of subscribers, the name of each of the price plans presently in the process of being implemented or presently covering the active subscribers of the California Business, together with the approximate number of subscribers, as of September 30, 2002, under each such plan, and the approximate number of such subscribers whose account balances have been outstanding for more than 60 days.

      (d) To the knowledge of DCS, no party to an Assumed California Contract (which party accounts for $50,000 or more annually in business with DCS or an Affiliate) has informed DCS or an Affiliate in writing of its intent to cancel or otherwise modify in any material respect, other than in the ordinary course of its relationship with DCS or an Affiliate or the California Business, or to decrease significantly or limit significantly its purchases, services, supplies or materials under such Assumed California Contract.

      Section 7.6. Governmental Licenses; FCC Matters

      (a) DCS or its Affiliates hold all those licenses, permits and/or certificates of public convenience and necessity issued by any governmental body having jurisdiction over the California Business or any California Assets, which are required in connection with the ownership and operation of the California Assets and the California Business as it is presently being conducted except for such licenses, consents, permits, approvals and authorizations for which the failure to so hold would not be material. DCS or an Affiliate is the exclusive holder of, and has good, complete and marketable title to, free and clear of all Liens, the California FCC Authorizations. No person other than DCS or an Affiliate has any right, title or interest (legal or beneficial) in or to, or any right or license to use, any California FCC Authorizations. Each California FCC Authorization has been granted to DCS or an Affiliate by Final Order and is in full force and effect. Neither DCS nor any Affiliate has entered into any obligation, agreement, arrangement or understanding to sell, transfer, deliver, convey, assign or otherwise dispose of any California FCC Authorization or that would affect the ownership or use of any California FCC Authorization by AWS or an Affiliate after Closing.

      (b) Except as set forth on Schedule 7.6(b)(i), neither DCS nor any Affiliate is operating in material conflict with, or in material default or violation of, any Laws applicable to any California FCC Authorization, and each is in compliance in all material respects with the terms and conditions of each California FCC Authorization. Except as set forth on Schedule 7.6(b)(ii), and except for proceedings affecting the wireless industry or wireless licenses generally, there is not pending or, to the knowledge of DCS, threatened against DCS or an Affiliate or any California FCC Authorization, nor does DCS have knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against DCS or an Affiliate or any California FCC Authorization, with the FCC or any other Governmental Authority (as defined in Section 18.18), which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any California FCC Authorization, or which seeks the imposition of any modification or amendment with respect thereto, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any California FCC Authorization by DCS or an Affiliate.

      (c) Except as set forth on Schedule 7.6(c), all documents required to be filed during the ownership of the California Systems by DCS or its Affiliates with the FCC or FAA pursuant to FCC Law with respect to each California FCC Authorization have been timely filed or the time period for such filing has not lapsed except where the failure to make such filing would not be material. All of such filings are complete and correct in all material respects. No California FCC Authorization is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the ownership of the California FCC Authorizations have been timely paid, the calculation of all such amounts is accurate in all material respects and no further amounts currently are due to the FCC in respect of any California FCC Authorization.

      (d) DCS or its designated Affiliate is legally qualified to (A) receive and hold any Alaska FCC Authorization(s) to be acquired thereby and (B) receive any authorization or approval from any state or local regulatory authority necessary for it to acquire any such Alaska FCC Authorization(s).

      Section 7.7. Compliance with Laws

      Except as set forth on Schedule 7.7, DCS and its Affiliates are in material compliance with and there is no material Default under any statute, law, ordinance, regulation, judgment, decree, injunction, ruling, order or rule of any federal, state, local, foreign or other governmental or quasi-governmental agency or body ("LAWS") applicable to the California Business.

      Section 7.8. No Conflicts; Consents

      Except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the California FCC Authorizations from DCS to AWS or its designated Affiliate, and the consents, authorizations and approvals identified on Schedule 7.8 (collectively, the "REQUIRED CALIFORNIA CONSENTS") and the registrations, filings and notices identified on Schedule 7.8 (collectively, the "REQUIRED CALIFORNIA NOTICES"), neither the execution and delivery of this Agreement or any of the other Transaction Documents by DCS or an Affiliate nor the performance by them of the transactions contemplated hereby or thereby will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Law to which DCS or an Affiliate or any of the California Assets or the California Business is subject, (ii) any Assumed California Contract listed on
Schedule 7.5(a), or any California FCC Authorization, or any material note, bond, mortgage, indenture, lease, agreement or other instrument, to which DCS or an Affiliate is a party or subject or by which any of the California Assets or the California Business is bound or affected, or (iii) the certificate of incorporation or bylaws of DCS or, if applicable, the governing documents of any Affiliate; except, with respect to clauses (i) and (ii) above, to the extent such Default does not (x) result in a material adverse effect to the California Business as a whole, or (y) impair the ability of DCS or its Affiliates to consummate the Transactions.

      Section 7.9. Litigation and Legal Proceedings

      Except as set forth on Schedule 7.9, there is no outstanding judgment, order, writ, injunction, decree or award of any arbitrator or Governmental Authority (including the

FCC or any state body having jurisdiction over the California Business or any California Asset) against DCS or an Affiliate primarily affecting the California Business or the California Assets or which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement. Except as set forth on Schedule 7.9, there is no litigation, arbitration, investigation or other proceeding of or before any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the California Business or any California Asset) pending, or, to the knowledge of DCS, threatened, against DCS or an Affiliate, the result of which, alone or in the aggregate, could reasonably be expected to materially adversely affect the California Business (taken as a whole), the California Assets (taken as a whole) or the transactions contemplated by this Agreement, and DCS has no knowledge of any reasonably likely basis therefor.

      Section 7.10. California System Employees

      Schedule 7.10 sets forth a true and complete list of the names and base salaries of all employees of DCS and its Affiliates primarily involved in the operation of the California Business (the "CALIFORNIA SYSTEM EMPLOYEES"). DCS and its Affiliates: (i) have in all material respects withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to California System Employees; (ii) are not liable for any material arrears of wages or any material Taxes or any material penalty for failure to comply with any of the foregoing; and (iii) are not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the California Business or any California Asset), with respect to unemployment compensation benefits, social security or other benefits or obligations for California System Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending or to the knowledge of DCS threatened claims or actions against DCS or its Affiliates under any worker's compensation policy or long-term disability policy involving any California System Employee. There are no actions, suits, claims or grievances pending, or, to the knowledge of DCS, threatened relating to any labor, safety or discrimination matters involving any California System Employee, including, charges of unfair labor practices or discrimination complaints. Neither DCS nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to any California System Employee or the California Business. Neither DCS nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or other labor union contract applicable to the California Business and no such collective bargaining agreement is being negotiated by DCS or any Affiliate. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to the knowledge of DCS, threatened (a) union representation petitions respecting the California System Employees, (b) efforts being made to organize any of the California System Employees, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting the California System Employees. Neither DCS nor any Affiliate has made any representation, warranty or agreement with any of its California System Employees or any other employees of DCS concerning employment with AWS after the Closing.

      Section 7.11. California System Employee Benefits

      Except as set forth on Schedule 7.11, neither DCS nor any Affiliate maintains or sponsors any California Benefit Plans. For purposes of this Agreement, the term "CALIFORNIA BENEFIT PLANS" means any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (a) which is or has been maintained, contributed to, or required to be contributed to, by DCS or any "ERISA AFFILIATE" (which means any Affiliate of a person which is required to be aggregated with such person under
Section 414 of the Code), (b) which is for the benefit of any California System Employee, or (c) for which DCS or any Affiliate has or could have any liability. Neither DCS nor any Affiliate has any agreement or obligation, whether formal or informal, to create, enter into or contribute to any additional California Benefit Plan or to modify or amend any existing California Benefit Plan, unless such amendment or modification is required by applicable Law. Each California Benefit Plan has been established and administered in material compliance with its terms and the applicable provisions of ERISA, the Code and other applicable Laws. Neither DCS nor any Affiliate has incurred, and there exists no condition or set of circumstances in connection with which DCS, AWS or any of their respective Affiliates could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under applicable Laws or pursuant to any indemnification or other agreement with respect to the California Benefit Plans. None of the California Benefit Plans is subject to Title IV of ERISA (including any multiemployer plan within the meaning of ERISA Sections 3(37) or 4001(a)(3) or Section 412 of the Code, or any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code). No California Benefit Plan provides, reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and neither DCS nor any ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any California System Employee (either individually or to California System Employees as a group) or any other person that such California System Employee(s) or other person would be provided with retiree health, except to the extent required by statute. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any California Benefit Plan or employment agreement or under any related trust or loan agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former California System Employee. Each California Benefit Plan that is intended to be a "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the California Benefit Plan meets all requirements under the Code and that any trust(s) associated with such California Benefit Plan is tax exempt under Section 501(a) of the Code. There are no claims (other than routine claims for benefits), actions or lawsuits pending, or to the knowledge of DCS, threatened, with respect to any California Benefit Plan or the fiduciaries responsible for such California Benefit Plan, and to the knowledge of DCS, there are no circumstances that would reasonably be expected to give rise to any action, lawsuit or claim, on behalf of or against any of the California Benefit Plans or any trusts related thereto.

      Section 7.12. Tax Matters

      Except as set forth on Schedule 7.12, as relates to the California Assets and the California Business, DCS and its Affiliates have timely filed all Tax returns and statements which they were required to file, and have paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date. Except as set forth on Schedule 7.12, neither DCS nor any Affiliate has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency related to the California Assets or the California Business. To the knowledge of DCS, there are no unresolved claims raised by any Tax authority concerning the Tax liability of DCS or an Affiliate related to the California Assets or the California Business. All Taxes related to the California Assets and the California Business which DCS or an Affiliate is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid.

      Section 7.13. Financial Statements; Changes

      (a) DCS has delivered to AWS complete and correct copies of (i) the unaudited financial statements of the California Markets as at and for the periods ended December 31, 2000 and December 31, 2001, each of which include a balance sheet and related statement of income for the year then ended (the "CALIFORNIA HISTORICAL FINANCIAL STATEMENTS") and (ii) the unaudited financial statements of the California Markets at September 30, 2002 (the "CALIFORNIA BALANCE SHEET DATE") including a balance sheet (the "CALIFORNIA BALANCE SHEET") and related statements of income for the nine (9) month period then ended (collectively, the "CALIFORNIA INTERIM FINANCIAL STATEMENTS"). Except as set forth on Schedule 7.13(a), the California Historical Financial Statements and the California Interim Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of the California Markets and the results of its operations for the periods specified therein (subject to the absence of footnotes, and, in the case of the California Interim Financial Statements, to normal year end audit adjustments).

      (b) Except as set forth on Schedule 7.13(b) or as otherwise set forth in this Agreement, with respect to the California Assets, since the California Balance Sheet Date, neither DCS nor any Affiliate has:

            (i) sold, assigned, or transferred any of the material, assets, properties or rights included in the California Assets (except for the Excluded California Assets and except pursuant to existing Contracts relating to the California Business disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice);

            (ii) entered into any other material transaction primarily relating to the California Business other than in the ordinary course of business consistent with past practices;

            (iii) suffered any material damage, destruction or casualty loss with respect to the California Assets not covered by insurance;

            (iv) suffered any events which, individually or in the aggregate, have, or could be reasonably expected to, materially adversely affect the California Assets (as a whole), the California Business (as a whole) or the transactions contemplated by this Agreement; or

            (v) entered into any agreement or understanding to do any of the foregoing.

      (c) DCS has delivered to AWS complete and correct copies of the unaudited financial statements of DCS as at the California Balance Sheet Date, including a balance sheet and related statement of income for the nine (9) month period then ended (collectively, the "DCS FINANCIAL STATEMENTS"). Except as set forth on
Schedule 7.13(c), the DCS Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of DCS and the results of its operations for the period specified therein (subject to the absence of footnotes and to normal year end audit adjustments).

      Section 7.14. Insurance

      DCS and its Affiliates have maintained all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) that relate to the California Assets and which insure against risks and Liabilities to an extent and in a manner customary in the cellular industry. All such insurance policies and binders are in full force and effect. Neither DCS nor any Affiliate has received any notice of cancellation or non-renewal of any such policy or binder. No insurance carrier has canceled or reduced any insurance coverage for DCS or an Affiliate or has given any notice or other indication of its intention to cancel or reduce any such coverage. DCS and its Affiliates have complied in all material respects with each of such insurance policies and binders, and have not failed to give any notice or present any claim thereunder in a due and timely manner.

      Section 7.15. Brokers

      Except for Lehman Brothers, DCS has not engaged any agent, broker or other person acting pursuant to the express or implied authority of DCS which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the California Assets.

      Section 7.16. Environmental Compliance

      (a) Except as set forth on Schedule 7.16, (i) neither DCS nor any Affiliate has generated, used, transported, treated, stored, released or disposed of, or knowingly permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined in subsection (b) below) at, on or in connection with the ownership or occupancy of the California Assets in violation of any applicable Environmental Laws (as defined in subsection (c) below); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with DCS's or an Affiliate's ownership, occupancy or use of the California Assets or on, in or under any property or facility owned or leased by DCS or an Affiliate and included in the California Assets which has created or might reasonably be expected to create any Liability under any applicable Environmental Laws; (iii) any Hazardous Substance handled or dealt with by DCS or an Affiliate at, on or in connection with the ownership or occupancy of the California Assets has been and is being handled or dealt with in material compliance with all Environmental Laws; (iv) to the knowledge of DCS, the operation of the California Business by DCS and its Affiliates is in compliance with all Environmental Laws; and (v) to the knowledge of DCS, there are no claims against DCS or any Affiliate by third parties, including Governmental Authorities, pending or threatened under Environmental Laws arising out of DCS's or any Affiliate's ownership or use of the California Assets or the condition of the California Assets.

      (b) For purposes of this Agreement, the term "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance, pollutant, contaminant or other material which, as of the date of this Agreement, is defined as hazardous or toxic under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and its implementing regulations; defined as a hazardous waste or regulated substance under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and its implementing regulations; or is regulated under any applicable Environmental Laws, including any substance which has been determined by regulation, ruling or otherwise by any Governmental Authority to be a hazardous or toxic substance regulated under federal or state law, and shall include petroleum and petroleum products.

      (c) For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean common law, CERCLA, RCRA, NEPA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, directives, authorizations, concessions, franchises and similar items of all Governmental Authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to (i) the protection of human health or the environment from the effects of Hazardous Substances, including those pertaining to reporting, licensing, permitting, investigating and remediating discharges, releases or threatened releases of Hazardous Substances into the air, surface water, sediments, groundwater or land; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (iii) the ownership, occupancy or operation of the California Assets or Alaska Assets, as applicable.

      (d) DCS has delivered to AWS true and complete copies of all transaction screens (to the extent any transaction screens were performed) and Phase I environmental site assessment reports (as such terms are commonly understood in the industry) that DCS has on file with respect to the California Assets. AWS acknowledges that it is not entitled to rely on such reports (since the consultants did not prepare them for the benefit of AWS).

      Section 7.17. Accounts Receivable

      All accounts receivable of DCS and any Affiliate relating to the California Business as set forth on the California Balance Sheet are or will be valid and genuine, have arisen or will arise solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the California Business consistent with past practices, and the allowance for collection losses on such balance sheets have been or will be determined in accordance with GAAP and based upon DCS's historical experience in collecting its accounts receivable. As of the date of this Agreement, to the knowledge of DCS, there are no facts or circumstances that will, or would reasonably be expected to, result in the allowances for collection losses on the California Balance Sheet being inadequate to cover expected collection losses.

      Section 7.18. Solvency

      DCS is Solvent. "SOLVENT" means, at any time, that (i) the fair value of the applicable entity's property is greater than the amount of its Liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the applicable entity's property is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured; (iii) the applicable entity is able to realize upon its property and pay its debts and other liabilities as they mature in the normal course of business; (iv) the applicable entity does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (v) the applicable entity is not engaged in business or a transaction for which its property would constitute unreasonably small capital.

      Section 7.19. Valid Transaction

      Any transfer made by DCS or any Affiliate of any right, title or interest in or to the California Assets does not constitute a fraudulent conveyance under any applicable Law. Without limiting the generality of the foregoing, (a) such transfer is being made for a valid business purpose and (b) such transfer is being made for fair consideration. Neither DCS nor any of its Affiliates has taken any action with the intent to hinder or delay payment to any creditors of DCS or any Affiliate.

      Section 7.20. Undisclosed Liabilities

      Neither DCS nor any Affiliate has any Liabilities arising out of or relating to the California System or any of the California Assets, except as and to the extent reflected or reserved for in the California Interim Financial Statements and except (i) as set forth in Schedule 7.20, (ii) for Liabilities incurred in the ordinary course of business consistent with past practice since the California Balance Sheet Date and in each case to the extent permitted to be incurred in accordance with the terms hereof, (iii) for executory obligations under any Assumed California Contract, and (iv) for those that are not required to be disclosed under GAAP.

      Section 7.21. DCS Cell Sites

      Schedule 7.21 lists each cell site (including each cell site on which DCS or an Affiliate has placed one or more antennas and the number of antennas placed on such cell site) (a "DCS CELL SITE") currently operated or used by each of DCS or an Affiliate in respect of the California System as of the date hereof, indicating the address of such Cell Site and the geographical coordinates thereof, whether DCS or such Affiliate is the owner of such Cell Site and, if so, whether any other person is permitted to co-locate towers or antennas thereon or has any other rights with respect thereto. Schedule 7.21 also sets forth (i) each instance where DCS or an Affiliate co-locates its antennas relating to the California System on another person's tower or antenna structure and (ii) whether any antenna structure on which DCS or an Affiliate locates antennas is one which requires registration with the FCC under 47 C.F.R. 17.4, by reason of the obligation to file notification with the FAA under 47 C.F.R. 17.7 and, if so, the Antenna Structure Registration Number thereof.

      Section 7.22. CALEA

      Except as set forth in Schedule 7.22, there has been validly and timely filed a Flexible Deployment Submission with the Federal Bureau of Investigation (the "FBI") in accordance with the FBI's Flexible Deployment Assistance Guide with respect to the California Systems, and a Petition for Extension with the FCC requesting an extension of the current CALEA capability compliance deadline with respect to the California Systems until November 19, 2003.

      Section 7.23. Subscriber Agreements

      Each subscriber agreement with a customer of the California Business provides either (a) that DCS (or its successor, including, following the Closing, AWS) may increase the rates for service upon 30 days' notice to the customer, in which event the customer may without penalty terminate the agreement, or (b) that DCS may without penalty terminate the subscriber agreement upon 30 days' notice.

      Section 7.24. Inventory

      The inventory included in the California Assets as of the dates set forth on Schedule 7.24, together with the locations thereof, are set forth in Schedule
7.24. Except
as set forth on Schedule 7.24, such inventory is of good, usable and merchantable quality in all material respects and does not include items which, in the ordinary course of the California Business, have been discontinued or are off-specification, damaged, dormant, obsolete, non-salable, non-usable, or not first quality; provided, that DCS is not representing hereby that such inventory would not, in the ordinary course of AWS's business, be discontinued or be considered off-specification, damaged, dormant, obsolete, non-salable, non-usable, or not first quality. No mobile phones included in inventory are pre-programmed to search for the SOC of DCS or an Affiliate on a preferred or exclusive basis and any pre-programming contained in such phones may be eliminated without incurring additional costs, in an immaterial amount of time and without affecting the utility or marketability of such phones.

      Section 7.25. Pre-Paid Subscribers

      The California Systems have fewer than 500 pre-paid subscribers in the aggregate.

                                    ARTICLE 8
                             REPRESENTATIONS OF AWS

      AWS hereby represents and warrants to DCS that:

      Section 8.1. Organization; Qualification

      AWS and AWS Alaska are corporations duly incorporated, validly existing and in good standing under the Laws of the states of their incorporation and have all necessary corporate power and authority to own and operate their properties and to carry on their business as it is now being conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. AWS and AWS Alaska have the power and authority to execute and deliver and, subject to obtaining the Required Alaska Consents (as defined in Section 8.8) and giving the Required Alaska Notices (as defined in
Section 8.8), perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby. AWS has the power and authority to cause its Affiliates that are direct or indirect subsidiaries of AWS to perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby.

      Section 8.2. Authorization, Execution and Delivery

      The execution, delivery and performance of the Transaction Documents by AWS, and the transfer of the Alaska Assets and the DCC Securities to DCS or its designated Affiliate have been duly and validly authorized and approved by all necessary corporate action, including approval by AWS's Board of Directors. The execution, delivery and performance of the Transaction Documents to which any Affiliate of AWS is a party have been duly and validly authorized and approved by all necessary corporate action, including approval by such Affiliate's Board of Directors. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a valid and binding obligation of AWS or its Affiliate, as applicable, enforceable against AWS or such Affiliate in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

      Section 8.3. Title to and Condition of Assets

      (a) AWS, its Affiliates that are direct or indirect wholly-owned subsidiaries of AWS and (before giving effect to the transactions contemplated by Section 1.1(b)) Cellular Alaska Partnership have good and marketable title or a valid leasehold interest, as applicable, to all of the Alaska Assets, including all properties and assets reflected on the Alaska Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the Alaska Business consistent with past practices, free and clear of all Liens except for Permitted Liens and except for the Liens listed on
Schedule 8.3(a) which will be discharged at Closing. AWS, its Affiliates that are direct or indirect wholly-owned subsidiaries of AWS and (before giving effect to the transactions contemplated by Section 1.1(b)) Cellular Alaska Partnership have full power, right and authority to sell and convey to DCS good and marketable title to the Alaska Assets, free and clear of all Liens other than Permitted Liens. Immediately prior to the Closing, no person other than AWS and its wholly-owned subsidiaries will have any right, title or interest in or to any of the assets, properties and rights of AWS and its Affiliates (including Affiliates that are not wholly-owned subsidiaries of AWS) that relate primarily to the Alaska Business.

      (b) AWS has good and marketable title to the DCC Securities, free and clear of all Liens (other than Liens created by any agreement to which DCC is a party).

      (c) Except (i) for the Excluded Alaska Assets and (ii) for the services to be provided to DCS pursuant to the Transition Services Agreement, the Alaska Assets include all material rights, assets and property necessary or material to operate the Alaska Business as it is currently operated.

      (d) All buildings, structures, facilities, Machinery and Equipment and other items of tangible property and assets (excluding inventory) which would be included in the Alaska Assets if the Closing took place on the date hereof, including all network equipment, are, in the aggregate and taken as a whole, in good working condition and repair, subject to normal wear and maintenance, and are located such that they are not materially encroaching on the property or rights of any person.

      Section 8.4. Real Property

      Schedule 2.3(d) lists all real property and interests in real property owned or leased by AWS or an Affiliate and used primarily in the Alaska Business, and specifying the address and legal description suitable to identify the property, a reasonable description of the use of each property, and which of the properties are owned and which are leased.

      (a) With respect to each parcel of owned real property included in the Alaska Assets, and except for matters set forth on Schedule 8.4(a):

            (i) AWS or an Affiliate has good and marketable title to the parcel of real property, free and clear of all Liens, except for Permitted Liens and except for the Liens listed on Schedule 8.3 which will be discharged at Closing;

            (ii) there are no leases, subleases, licenses, concessions, or other agreements to which AWS or an Affiliate is a party or, to the knowledge of AWS, subleases, licenses, concessions or other agreements to which AWS or an Affiliate is not a party, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

            (iii) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

      (b) With respect to each parcel of real property listed on Schedule 2.3(d), and except for matters set forth on Schedule 8.4(b):

            (i) To the knowledge of AWS, AWS or an Affiliate has valid and enforceable rights of physical and legal ingress and egress to and from such parcel; and

            (ii) Neither AWS nor any Affiliate has received any notice of, and AWS has no knowledge of, any non-compliance with applicable building codes, zoning regulations, occupational health and safety Laws or any other Laws, including environmental laws enforced by the FCC, applicable to such parcel or AWS's or an Affiliate's use or occupancy thereof.

      (c) Schedule 8.4(c) contains a list of all leases and occupancy and/or use agreements of real property used primarily in the Alaska Business to which AWS or an Affiliate is a tenant, lessee, licensee or grantee, together with any amendments thereto (the "AWS REAL PROPERTY LEASES"). True, correct and complete copies of each of the AWS Real Property Leases have been delivered by AWS to DCS, together with any subleases granted with respect to the real property covered by the AWS Real Property Leases (the "AWS LEASED PROPERTY"). Each AWS Real Property Lease, that has not expired in accordance with its terms is valid, binding and enforceable and in full force and effect. None of AWS, any Affiliate, or, to the knowledge of AWS, any other party to any AWS Real Property Lease, is in default, violation or breach of any material term thereunder or received any written notice of default thereunder. Except as set forth on
Schedule 8.4(c), no AWS Leased Property (or any portion thereof) has been subleased, licensed or otherwise had a right to use granted by AWS or an Affiliate with respect thereto to any other Person. No improvement on any AWS Leased Property materially encroaches upon adjoining real estate, and all such improvements have been constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record that have been established by any applicable building or zoning ordinances.

      Section 8.5. Assumed Contracts and Subscribers

      (a) Set forth on Schedule 8.5(a) is a list of all Contracts currently in effect to which AWS or an Affiliate is a party that relate primarily to the Alaska Business including those that fall within any one or more of the following categories, other than Excluded Alaska Contracts:

            (i) any Contract with any present or former employee or consultant or for the employment of any person, including any consultant;

            (ii) any Contract with any labor union or other representative of employees;

            (iii) any confidentiality or non-disclosure agreement pursuant to which AWS or an Affiliate has agreed to keep information which is related to the Alaska Assets obtained from any other person confidential;

            (iv) any Contract limiting or restraining AWS or an Affiliate or any successor thereto from engaging or competing in any manner or in any business;

            (v) any Contract with any shareholder, director or officer of AWS or an Affiliate, or with any Affiliate of any shareholder, director or officer of AWS or an Affiliate;

            (vi) any retail store lease or cell site lease or license;

            (vii) any interconnection agreement or contour extension agreement;

            (viii) any material commission, representative, distributorship or sales agency Contract;

            (ix) any material conditional sale or lease under which AWS or an Affiliate is either purchaser or lessee relating to the Alaska Assets or any property at which the Alaska Assets are located;

            (x) any note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money or for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

            (xi) any Contract for any charitable or political contribution;

            (xii) any material license, franchise, distributorship or other agreement which relates in whole or in part to any software (other than standard form licenses for commercially available software), patent, trademark, trade name, service mark or copyright or technical assistance;

            (xiii) any Contract granting power of attorney to any other person;

            (xiv) any Contract for the performance of services by a third party involving annual payments of $100,000 or more;

            (xv) any Contract for the future purchase of, or payment for, supplies or products, involving in any one case $100,000 or more;

            (xvi) any Contract for any capital expenditure or leasehold improvement in excess of $100,000;

            (xvii) any equipment lease with annual payments of more than $100,000;

            (xviii) any Contract having annual payments greater than $100,000 or a commitment of $200,000 or more in the aggregate; and

            (xix) any other material Contract not made in the ordinary course of business consistent with past practice.

      AWS has heretofore delivered to DCS true and correct copies of the Assumed Alaska Contracts in effect as of the date hereof that are required to be set forth on Schedule 8.5(a), including all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

      (b) Except as disclosed on Schedule 8.5(b), neither AWS nor any Affiliate is in Default (as defined in Section 18.18) in any material respect with respect to, nor to the knowledge of AWS is there any Default in any material respect by the other parties to, any Assumed Alaska Contracts. The Assumed Alaska Contracts are in full force and effect, enforceable against AWS or an Affiliate in accordance with their terms.

      (c) As of September 30, 2002, there were approximately 122,421 subscribers of the Alaska Business. Schedule 8.5(c) sets forth, for each Alaska System, the total number of subscribers, the name of each of the price plans presently in the process of being implemented or presently covering the active subscribers of the Alaska Business, together with the approximate number of subscribers, as of September 30, 2002, under each such plan, and the approximate number of such subscribers whose account balances have been outstanding for more than 60 days.

      (d) To the knowledge of AWS, no party to an Assumed Alaska Contract (which party accounts for $50,000 or more annually in business with AWS or an Affiliate) has informed AWS or an Affiliate in writing of its intent to cancel or otherwise modify in any material respect, other than in the ordinary course of its relationship with AWS or an Affiliate or the Alaska Business, or to decrease significantly or limit significantly its purchases, services, supplies or materials under such Assumed Alaska Contract.

      Section 8.6. Governmental Licenses; FCC Matters

      (a) AWS or its Affiliates hold all those licenses, permits and/or certificates of public convenience and necessity issued by any governmental body having jurisdiction over the Alaska Business or any Alaska Assets, which are required in connection with the ownership and operation of the Alaska Assets and the Alaska Business as it is presently being conducted except for such licenses, consents, permits, approvals and authorizations for which the failure to so hold would not be material. AWS or an Affiliate is the exclusive holder of, and has good, complete and marketable title to, free and clear of all Liens, the Alaska FCC Authorizations. No person other than AWS or an Affiliate has any right, title or interest (legal or beneficial) in or to, or any right or license to use, any Alaska FCC Authorizations. Each Alaska FCC Authorization has been granted to AWS or an Affiliate by Final Order and is in full force and effect. Neither AWS nor any Affiliate has entered into any obligation, agreement, arrangement or understanding to sell, transfer, deliver, convey, assign or otherwise dispose of any Alaska FCC Authorization or that would affect the ownership or use of any Alaska FCC Authorization by DCS or an Affiliate after Closing.

      (b) Except as set forth on Schedule 8.6(b)(i), neither AWS nor any Affiliate is operating in material conflict with, or in material default or violation of, any Laws applicable to any Alaska FCC Authorization, and each is in compliance in all material respects with the terms and conditions of each Alaska FCC Authorization. Except as set forth on Schedule 8.6(b)(ii), and except for proceedings affecting the wireless industry or wireless licenses generally, there is not pending or, to the knowledge of AWS, threatened against AWS or an Affiliate or any Alaska FCC Authorization, nor does AWS have knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against AWS or an Affiliate or any Alaska FCC Authorization, with the FCC or any other Governmental Authority (as defined in Section 18.18), which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any Alaska FCC Authorization, or which seeks the imposition of any modification or amendment with respect thereto, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any Alaska FCC Authorization by AWS or an Affiliate.

      (c) Except as set forth on Schedule 8.6(c), all documents required to be filed during the ownership of the Alaska Systems by AWS or its Affiliates with the FCC or FAA pursuant to FCC Law with respect to each Alaska FCC Authorization have been timely filed or the time period for such filing has not lapsed except where the failure to make such filing would not be material. All of such filings are complete and correct in all material respects. No Alaska FCC Authorization is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the ownership of the Alaska FCC Authorizations have been timely paid, the calculation of all such amounts is accurate in all material respects and no further amounts currently are due to the FCC in respect of any Alaska FCC Authorization.

      (d) AWS or its designated Affiliate is legally qualified to (A) receive and hold any California FCC Authorization(s) to be acquired thereby and (B) receive any authorization or approval from any state or local regulatory authority necessary for it to acquire any such California FCC Authorization(s).

      Section 8.7. Compliance with Laws

      Except as set forth on Schedule 8.7, AWS and its Affiliates are in material compliance with and there is no material Default under any Laws applicable to the Alaska Business.

      Section 8.8. No Conflicts; Consents

      Except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the Alaska FCC Authorizations from AWS to DCS or its designated Affiliate, and the consents, authorizations and approvals identified on Schedule 8.8 (collectively, the "REQUIRED ALASKA CONSENTS") and the registrations, filings and notices identified on Schedule 8.8 (collectively, the "REQUIRED ALASKA NOTICES"), neither the execution and delivery of this Agreement or any of the other Transaction Documents by AWS or an Affiliate nor the performance by them of the transactions contemplated hereby or thereby will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Law to which AWS or an Affiliate or any of the Alaska Assets or the Alaska Business is subject, (ii) any Assumed Alaska Contract listed on Schedule 8.5(a) , or any Alaska FCC Authorization, or any material note, bond, mortgage, indenture, lease, agreement or other instrument, to which AWS or an Affiliate is a party or subject or by which any of the Alaska Assets or the Alaska Business is bound or affected, or (iii) the certificate of incorporation or bylaws of AWS or AWS Alaska or, if applicable, the governing documents of any Affiliate; except, with respect to clauses (i) and (ii) above, to the extent such Default does not (x) result in a material adverse effect to the Alaska Business as a whole, or (y) impair the ability of AWS or its Affiliates to consummate the Transactions.

      Section 8.9. Litigation and Legal Proceedings

      Except as set forth on Schedule 8.9, there is no outstanding judgment, order, writ, injunction, decree or award of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset) against AWS or an Affiliate primarily affecting the Alaska Business or the Alaska Assets or which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement. Except as set forth on Schedule 8.9, there is no litigation, arbitration, investigation or other proceeding of or before any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset) pending, or, to the knowledge of AWS, threatened, against AWS or any Affiliate, the result of which, alone or in the aggregate, could reasonably be expected to materially adversely affect the Alaska Business (taken as a whole), the Alaska Assets (taken as a whole) or the transactions contemplated by this Agreement, and AWS has no knowledge of any reasonably likely basis therefor.

      Section 8.10. Alaska System Employees

      Schedule 8.10 sets forth a true and complete list of the names and base salaries of all employees of AWS and its Affiliates primarily involved in the operation of the Alaska Business (the "ALASKA SYSTEM EMPLOYEES"). AWS and its
Affiliates: (i) have in all material respects withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to Alaska System Employees; (ii) are not liable for any material arrears of wages or any material Taxes or any material penalty for failure to comply with any of the foregoing; and (iii) are not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset), with respect to unemployment compensation benefits, social security or other benefits or obligations for Alaska System Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending or to the knowledge of AWS threatened claims or actions against AWS or its Affiliates under any worker's compensation policy or long-term disability policy involving any Alaska System Employee. There are no actions, suits, claims or grievances pending, or, to the knowledge of AWS, threatened relating to any labor, safety or discrimination matters involving any Alaska System Employee, including, charges of unfair labor practices or discrimination complaints. Neither AWS nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to any Alaska System Employee or the Alaska Business. Neither AWS nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or other labor union contract applicable to the Alaska Business and no such collective bargaining agreement is being negotiated by AWS or any Affiliate. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to the knowledge of AWS, threatened (a) union representation petitions respecting the Alaska System Employees, (b) efforts being made to organize any of the Alaska System Employees, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting the Alaska System Employees. Neither AWS nor any Affiliate has made any representation, warranty or agreement with any of its Alaska System Employees or any other employees of AWS concerning employment with DCS after the Closing. No Alaska System Employee is on sabbatical leave or has been granted a sabbatical leave that will commence on or after the date hereof, as defined in AWS's company policies.

      Section 8.11. Alaska System Employee Benefits

      Except as set forth on Schedule 8.11, neither AWS nor any Affiliate maintains or sponsors any Alaska Benefit Plans. For purposes of this Agreement, the term "ALASKA BENEFIT PLANS" means any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (a) which is or has been maintained, contributed to, or required to be contributed to, by AWS or any ERISA Affiliate, (b) which is for the benefit of any Alaska System Employee, or (c) for which AWS or any Affiliate has or could have any liability. Neither AWS nor any Affiliate has any agreement or obligation, whether formal or informal, to create, enter into or contribute to any additional Alaska Benefit Plan or to modify or amend any existing Alaska Benefit Plan, unless such amendment or modification is required by applicable Law. Each Alaska Benefit Plan has been established and administered in material compliance with its terms and the applicable provisions of ERISA, the Code and other applicable Laws. Neither AWS nor any Affiliate has incurred, and there exists no condition or set of circumstances in connection with which DCS, AWS or any of their respective Affiliates could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under applicable Laws or pursuant to any indemnification or other agreement with respect to the Alaska Benefit Plans. None of the Alaska Benefit Plans is subject to Title IV of ERISA (including any multiemployer plan within the meaning of ERISA Sections 3(37) or 4001(a)(3) or Section 412 of the Code, or any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code). No Alaska Benefit Plan provides, reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and neither AWS nor any ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any Alaska System Employee (either individually or to Alaska System Employees as a group) or any other person that such Alaska System Employee(s) or other person would be provided with retiree health, except to the extent required by statute. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Alaska Benefit Plan or employment agreement or under any related trust or loan agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former Alaska System Employee. Each Alaska Benefit Plan that is intended to be a "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the Alaska Benefit Plan meets all requirements under the Code and that any trust(s) associated with such Alaska Benefit Plan is tax exempt under Section 501(a) of the Code. There are no claims (other than routine claims for benefits), actions or lawsuits pending, or to the knowledge of AWS, threatened, with respect to any Alaska Benefit Plan or the fiduciaries responsible for such Alaska Benefit Plan, and to the knowledge of AWS, there are no circumstances that would reasonably be expected to give rise to any action, lawsuit or claim, on behalf of or against any of the Alaska Benefit Plans or any trusts related thereto.

      Section 8.12. Tax Matters

      Except as set forth on Schedule 8.12, as relates to the Alaska Assets and the Alaska Business, AWS and its Affiliates have timely filed all Tax returns and statements which they were required to file, and have paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date. Except as set forth on Schedule 8.12, neither AWS nor any Affiliate has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency related to the Alaska Assets or the Alaska Business. To the knowledge of AWS, there are no unresolved claims raised by any Tax authority concerning the Tax liability of AWS or an Affiliate related to the Alaska Assets or the Alaska Business. All Taxes related to the Alaska Assets and the Alaska Business which AWS or an Affiliate is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid.

      Section 8.13. Financial Statements; Changes

      (a) AWS has delivered to DCS complete and correct copies of (i) the unaudited financial statements of the Alaska Markets as at and for the periods ended December 31, 2000 and December 31, 2001, each of which include a balance sheet and related statement of income for the year then ended (the "ALASKA HISTORICAL FINANCIAL STATEMENTS") and (ii) the unaudited financial statements of the Alaska Markets at September 30, 2002 (the "ALASKA BALANCE SHEET DATE") including a balance sheet (the "ALASKA BALANCE SHEET") and related statements of income for the nine (9) month period then ended (collectively, the "ALASKA INTERIM FINANCIAL STATEMENTS"). Except as set forth on Schedule 8.13(a), the Alaska Historical Financial Statements and the Alaska Interim Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of the Alaska Markets and the results of its operations for the periods specified therein (subject to the absence of footnotes, and, in the case of the Alaska Interim Financial Statements, to normal year end audit adjustments).

      (b) Except as set forth on Schedule 8.13(b) or as otherwise set forth in this Agreement, with respect to the Alaska Assets, since the Alaska Balance Sheet Date, neither AWS nor any Affiliate has:

            (i) sold, assigned, or transferred any of the material, assets, properties or rights included in the Alaska Assets (except for the Excluded Alaska Assets and except pursuant to existing Contracts relating to the Alaska Business disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice);

            (ii) entered into any other material transaction primarily relating to the Alaska Business other than in the ordinary course of business consistent with past practices;

            (iii) suffered any material damage, destruction or casualty loss with respect to the Alaska Assets not covered by insurance;

            (iv) suffered any events which, individually or in the aggregate, have, or could be reasonably expected to, materially adversely affect the Alaska Assets (as a whole), the Alaska Business (as a whole) or the transactions contemplated by this Agreement; or

            (v) entered into any agreement or understanding to do any of the foregoing.

      Section 8.14. Insurance

      AWS and its Affiliates have maintained all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) that relate to the Alaska Assets and which insure against risks and Liabilities to an extent and in a manner customary in the cellular industry. All such insurance policies and binders are in full force and effect. Neither AWS nor any Affiliate has received any notice of cancellation or non-renewal of any such policy or binder. No insurance carrier has canceled or reduced any insurance coverage for AWS or any Affiliate or has given any notice or other indication of its intention to cancel or reduce any such coverage. AWS and its Affiliates have complied in all material respects with each of such insurance policies and binders, and have not failed to give any notice or present any claim thereunder in a due and timely manner.

      Section 8.15. Brokers

      AWS has not engaged any agent, broker or other person acting pursuant to the express or implied authority of AWS which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Alaska Assets.

      Section 8.16. Environmental Compliance

      (a) Except as set forth on Schedule 8.16, (i) neither AWS nor any Affiliate has generated, used, transported, treated, stored, released or disposed of, or knowingly permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance at, on or in connection with the ownership or occupancy of the Alaska Assets in violation of any applicable Environmental Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with AWS's or an Affiliate's ownership, occupancy or use of the Alaska Assets or on, in or under any property or facility owned or leased by AWS or an Affiliate and included in the Alaska Assets which has created or might reasonably be expected to create any Liability under any applicable Environmental Laws; (iii) any Hazardous Substance handled or dealt with by AWS or an Affiliate at, on or in connection with the ownership or occupancy of the Alaska Assets has been and is being handled or dealt with in material compliance with all Environmental Laws; (iv) to the knowledge of AWS, the operation of the Alaska Business by AWS and its Affiliates is in compliance with all Environmental Laws; and (v) to the knowledge of AWS, there are no claims against AWS or any Affiliate by third parties, including Governmental Authorities, pending or threatened under Environmental Laws arising out of AWS's or any Affiliate's ownership or use of the Alaska Assets or the condition of the Alaska Assets.

      (b) AWS has delivered to DCS true and complete copies of all transaction screens (to the extent any transaction screens were performed) and Phase I environmental site assessment reports (as such terms are commonly understood in the industry) that AWS has on file with respect to the Alaska Assets. DCS acknowledges that it is not entitled to rely on such reports (since the consultants did not prepare them for the benefit of DCS).

      Section 8.17. Accounts Receivable

      All accounts receivable of AWS and any Affiliate relating to the Alaska Business as set forth on the Alaska Balance Sheet are or will be valid and genuine, have arisen or will arise solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the Alaska Business consistent with past practices, and the allowance for collection losses on such balance sheets have been or will be determined in accordance with GAAP and based upon AWS's historical experience in collecting its accounts receivable. As of the date of this Agreement, to the knowledge of AWS, there are no facts or circumstances that will, or would reasonably be expected to, result in the allowances for collection losses on the Alaska Balance Sheet being inadequate to cover expected collection losses.

      Section 8.18. Solvency

      AWS is Solvent.

      Section 8.19. Valid Transaction

      Any transfer made by AWS or any Affiliate of any right, title or interest in or to the Alaska Assets does not constitute a fraudulent conveyance under any applicable Law. Without limiting the generality of the foregoing, (a) such transfer is being made for a valid business purpose and (b) such transfer is being made for fair consideration. Neither AWS nor any of its Affiliates has taken any action with the intent to hinder or delay payment to any creditors of AWS or its Affiliates.

      Section 8.20. Undisclosed Liabilities

      Neither AWS nor any Affiliate has any Liabilities arising out of or relating to the Alaska System or any of the Alaska Assets, except as and to the extent reflected or reserved for in the Alaska Interim Financial Statements and except (i) as set forth in Schedule 8.20, (ii) for Liabilities incurred in the ordinary course of business consistent with past practice since the Alaska Balance Sheet Date and in each case to the extent permitted to be incurred in accordance with the terms hereof, (iii) for executory obligations under any Assumed Alaska Contract, and (iv) for those that are not required to be disclosed under GAAP.

      Section 8.21. AWS Cell Sites

      Schedule 8.21 lists each cell site (including each cell site on which AWS or an Affiliate has placed one or more antennas and the number of antennas placed on such cell site) (an "AWS CELL SITE") currently operated or used by each of AWS or an Affiliate in respect of the Alaska System as of the date hereof, indicating the address of such Cell Site and the geographical coordinates thereof, whether AWS or such Affiliate is the owner of such Cell Site and, if so, whether any other person is permitted to co-locate towers or antennas thereon or has any other rights with respect thereto. Schedule 8.21 also sets forth (i) each instance where AWS or an Affiliate co-locates its antennas relating to the Alaska System on another person's tower or antenna structure and (ii) whether any antenna structure on which AWS or an Affiliate locates antennas is one which requires registration with the FCC under 47 C.F.R. 17.4 by reason of the obligation to file notification with the FAA under 47 C.F.R. 17.7 and, if so, the Antenna Structure Registration Number thereof.

      Section 8.22. CALEA

      Except as set forth in Schedule 8.22, there has been validly and timely filed a Flexible Deployment Submission with the FBI in accordance with the FBI's Flexible Deployment Assistance Guide with respect to the Alaska Systems, and a Petition for Extension with the FCC requesting an extension of the current CALEA capability compliance deadline with respect to the Alaska Systems until November 19, 2003.

      Section 8.23. Subscriber Agreements

      Each subscriber agreement with a customer of the Alaska Business provides either (a) that AWS (or its successor, including, following the Closing, DCS) may increase the rates for service upon 30 days' notice to the customer, in which event the customer may without penalty terminate the agreement, or (b) that AWS may without penalty terminate the subscriber agreement upon 30 days' notice.

      Section 8.24. Inventory

      The inventory included in the Alaska Assets as of the dates set forth on
Schedule 8.24, together with the locations thereof, are set forth in Schedule
8.24. Except as set forth on Schedule 8.24, such inventory is of good, usable and merchantable quality in all material respects and does not include items which, in the ordinary course of the Alaska Business, have been discontinued or are off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality; provided, that AWS is not representing hereby that such inventory would not, in the ordinary course of DCS's business, be discontinued or be considered off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality. All of the mobile phones included in inventory are pre-programmed to search for the SOC of AWS on a preferred or exclusive basis and any pre-programming contained in such phones (other than to search for the SOC of AWS) may be eliminated without incurring additional costs, in an immaterial amount of time and without affecting the utility or marketability of such phones.

                                    ARTICLE 9
                            COVENANTS OF THE PARTIES

      Section 9.1. Financial Statements and System Information

      (a) DCS covenants and agrees that from the date hereof until the Closing, DCS shall provide AWS, promptly after they become available and in any event within 45 days of the end of each calendar month, the unaudited balance sheet, statement of income (including detailed revenue classifications), as well as key operating statistics, including gross subscriber additions, disconnects and end-of-period number of subscribers for such month, as they relate to the California Business conducted in each of the California Markets. Immediately prior to Closing, DCS will identify in writing the owner of the California Assets by item or, if appropriate, by category.

      (b) AWS covenants and agrees that from the date hereof until the Closing, AWS shall provide DCS, promptly after they become available and in any event within 45 days of the end of each calendar month, the unaudited balance sheet, statement of income (including detailed revenue classifications), as well as key operating statistics, including gross subscriber additions, disconnects and end-of-period number of subscribers for such month, as they relate to the Alaska Business conducted in each of the Alaska Markets. Immediately prior to Closing, AWS will identify in writing the owner of the Alaska Assets by item or, if appropriate, by category.

      Section 9.2. FCC Approvals

      (a) Each of DCS and AWS covenants and agrees that it will fully cooperate with the other, and do all things reasonably necessary to assist the other to obtain all consents and approvals and to file all notices necessary for assignment to DCS of the Alaska FCC Authorizations and applications therefor that are included in the Alaska Assets, and to AWS of the California FCC Authorizations and applications therefor that are included in the California Assets, as soon as practicable after the date hereof, including the furnishing of financial and other information specifically with respect to DCS or AWS, as the case may be, reasonably required by the person whose consent or approval is being sought. Each party (the "NOTIFYING PARTY") shall use all commercially reasonable efforts to provide adequate prior written notice to the other (the "NOTIFIED PARTY") of any meeting with Governmental Authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby or resulting from any notice being filed, and the Notified Party shall have the right to attend all such meetings with appropriate Governmental Authorities for the purpose of obtaining such consents or approvals and responding to issues resulting from the filing of a notice. Each of DCS and AWS hereby agrees to file the necessary applications and other filings with the FCC seeking consent to the assignment of the Alaska FCC Authorizations to DCS and of the California FCC Authorizations to AWS, and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement, within 15 business days following the date hereof to the extent any such filings have not been made prior to the date hereof, or as soon as practicable after the filing by the parties hereto of any notifications of pro forma transfers of control required in connection with the implementation of the provisions of Section 1.1, and to diligently pursue the processing of any such applications and filings before the FCC and other applicable Governmental Authorities. Neither party shall take any action or fail to take any action if such act or omission is likely to cause a delay in, or the FCC not to grant its consent to, the assignment of the FCC Authorizations contemplated hereby, it being understood that if any petition to deny is filed against the transfer of the California FCC Authorizations or the Alaska FCC Authorizations principally by reason of the qualifications of only one of the parties to this transaction, then it shall be the primary responsibility of such party to defend against any allegations in such petition. DCS and AWS shall each pay their own filing fees in connection with any filings pursuant to this
Section 9.2(a).

      (b) DCS and AWS shall each cooperate and use their commercially reasonable efforts to prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") and other regulatory authorities as promptly as possible after the date on which the condition set forth in Section
10.11 is satisfied or waived, but in any event within 10 business days following such date, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the HSR Act (if applicable to the transactions contemplated by this Agreement). DCS and AWS shall each pay their own filing fees in connection with any filings pursuant to this Section 9.2(b).

      Section 9.3. Third Party Consents; Closing Conditions

      (a) DCS and AWS covenant and agree that each of them will reasonably cooperate with each other, and will do all things reasonably necessary to assist the other, to obtain all Required Alaska Consents and Required California Consents, as the case may be, and give all Required Alaska Notices and Required California Notices, as the case may be, as promptly as practicable, including the furnishing of financial and other information specifically with respect to it or its Affiliates reasonably required by the person or Governmental Authority whose consent or approval is being sought.

      (b) Notwithstanding the provisions of subsection (a) above, to the extent that any Assumed Alaska Contract to be sold, assigned, transferred or conveyed to DCS, or any Assumed California Contract to be sold, assigned, transferred or conveyed to AWS, or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof, the other party thereto, or any third person (including a Governmental Authority), and such approval, consent or waiver has not been obtained, or if such sale, assignment, transfer or conveyance, or attempted assignment, transfer or conveyance, of such Assumed Alaska Contract or Assumed California Contract, as the case may be, would constitute a breach thereof, and such approval, consent or waiver has not been obtained, this Agreement shall not constitute an agreement to sell, assign, transfer or convey such Assumed Alaska Contract or Assumed California Contract, as the case may be; provided each of DCS and AWS shall comply with Section 18.1.

      (c) DCS and AWS shall use reasonable best efforts to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, DCS and AWS shall cause their respective Affiliates to take the actions contemplated to be taken by them pursuant to this Agreement.

      (d) DCS and AWS hereby covenant and agree to use all commercially reasonable efforts to satisfy, or assist the other party in satisfying, prior to the Closing Date, the closing conditions applicable to DCS in Article 10 and to AWS in Article 11.

      (e) DCS and AWS hereby covenant and agree that they shall agree, prior to issuance to any third party, upon the forms used to (i) obtain the Required Alaska Consents, the Required California Consents, the FCC consent to the transfer of the Alaska FCC Authorizations and the California FCC Authorizations, and the approvals required under the HSR Act, and (ii) issue the Required Alaska Notices and the Required California Notices.

      (f) DCS and AWS hereby covenant and agree that neither of them will, and that each of them will cause their respective Affiliates not to, accept or agree to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the Assumed Alaska Contracts or Assumed California Contracts, or (except in the ordinary course of business in compliance with applicable FCC Laws) any of the FCC Authorizations included in any of the Alaska Assets or the California Assets, that are not acceptable to the other party hereto.

      Section 9.4. Conduct of Business

      (a) From and after the date hereof until the Closing Date, neither DCS nor AWS shall (and each of DCS and AWS will cause their respective Affiliates not to) engage in any practice, take any action or enter into any transaction outside the ordinary course of business with respect to the California Business and Alaska Business, as appropriate, without the prior approval of the other party, which approval shall not be unreasonably withheld or delayed, and shall continue to operate the California Business or the Alaska Business, as the case may be, in the ordinary course consistent with past practices.

      (b) In furtherance and not in limitation of the provisions of subsection
(a) above, from and after the date hereof, DCS shall, and shall cause its Affiliates to:

            (i) operate the California Business in accordance with the California FCC Authorizations, and comply in all material respects with all Laws applicable to it, including the regulations of the FCC and any state body having jurisdiction over the California Business or any California Asset;

            (ii) except as disclosed on Schedule 9.4(b)(ii), and except for inventory sold, or retirements of assets, in each case in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the California Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of AWS, which approval will not be unreasonably withheld or delayed;

            (iii) (x) use its commercially reasonable efforts to preserve its relationships with all parties to the Assumed California Contracts, (y) perform in all material respects all of its obligations thereunder according to the terms and conditions thereof, and (z) refrain from amending in any material respect, or terminating, any of the Assumed California Contracts, without AWS's prior written approval, which approval will not be unreasonably withheld or delayed;

            (iv) maintain insurance on the California Assets comparable to that maintained prior to the date hereof;

            (v) maintain its books and records in accordance with prior practice;

            (vi) take all commercially reasonable actions necessary to maintain all of its rights and interest in, and the validity of, the California FCC Authorizations and not permit any of the California FCC Authorizations to expire or to be surrendered or voluntarily modified in a manner materially adverse to the operation of the California Systems, or take any action which would reasonably be expected to cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under any of the California FCC Authorizations; or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Authority; and provide to AWS copies of all applications, correspondence, pleadings and other documents furnished to or received from the FCC relating to the California Systems;

            (vii) notify AWS in writing promptly after learning of the institution of any material action against DCS or an Affiliate relating to the California Systems in any court, or any action against DCS or an Affiliate relating to the California Systems before the FCC or any other Governmental Authority, and notify AWS in writing promptly upon entry of any administrative or court order relating to the California Assets or the California Systems;

            (viii) continue in accordance with past practice of the California Business all marketing and promotions relating to the maintenance and growth of subscribers of the California Business;

            (ix) maintain, in accordance with past practice of the California Business, relations with the suppliers, employees, agents, subscribers, customers and distributors of the California Business and any others having business relations with the California Business;

            (x) adhere to current practice with respect to bad debt of the California Systems, collection of accounts and deactivation of delinquent account service; and collect accounts receivable of the California Systems only in the ordinary course consistent with past practice of the California Business;

            (xi) maintain all inventory and expendable supplies at levels consistent with past practices, current business plans and reasonably expected consumer demand and otherwise prior to the Closing Date maintain its working capital at reasonable levels necessary to operate the California Systems in a commercially reasonable manner and consistent with past practice of the California Business;

            (xii) not cause or permit to occur any of the events or occurrences described in Section 7.13(b); and

            (xiii) not implement or commence any pre-paid calling plans or services with respect to the California Systems.

      (c) In furtherance and not in limitation of the provisions of subsection
(a) above, from and after the date hereof, AWS shall, and shall cause its Affiliates to:

            (i) operate the Alaska Business in accordance with the Alaska FCC Authorizations, and comply in all material respects with all Laws applicable to it, including the regulations of the FCC and any state body having jurisdiction over the Alaska Business or any Alaska Asset;

            (ii) except as disclosed on Schedule 9.4(c)(ii), and except for inventory sold, or retirements of assets, in each case in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the Alaska Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of DCS, which approval will not be unreasonably withheld or delayed;

            (iii) (x) use its commercially reasonable efforts to preserve its relationships with all parties to the Assumed California Contracts, (y) perform in all material respects all of its obligations thereunder according to the terms and conditions thereof, and (z) refrain from amending in any material respect, or terminating, any of the Assumed Alaska Contracts, without DCS's prior written approval, which approval will not be unreasonably withheld or delayed;

            (iv) maintain insurance on the Alaska Assets comparable to that maintained prior to the date hereof;

            (v) maintain its books and records in accordance with prior practice;

            (vi) take all commercially reasonable actions necessary to maintain all of its rights and interest in, and the validity of, the Alaska FCC Authorizations and not permit any of the Alaska FCC Authorizations to expire or to be surrendered or voluntarily modified in a manner materially adverse to the operation of the Alaska Systems, or take any action which would reasonably be expected to cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under any of the Alaska FCC Authorizations; or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Authority; and provide to DCS copies of all applications, correspondence, pleadings and other documents furnished to or received from the FCC relating to the Alaska Systems;

            (vii) notify DCS in writing promptly after learning of the institution of any material action against AWS or an Affiliate relating to the Alaska Systems in any court, or any action against AWS or an Affiliate relating to the Alaska Systems before the FCC or any other Governmental Authority, and notify DCS in writing promptly upon entry of any administrative or court order relating to the Alaska Assets or the Alaska Systems;

            (viii) continue in accordance with past practice of the Alaska Business all marketing and promotions relating to the maintenance and growth of subscribers of the Alaska Business;

            (ix) maintain in accordance with past practice of the Alaska Business the relations with the suppliers, customers and distributors of the Alaska Business and any others having business relations with the Alaska Business;

            (x) adhere to current practice with respect to bad debt of the Alaska Systems, collection of accounts and deactivation of delinquent account service; and collect accounts receivable of the Alaska Systems only in the ordinary course consistent with past practice of the Alaska Business;

            (xi) maintain all inventory and expendable supplies at levels consistent with past practices, current business plans and reasonably expected consumer demand and otherwise prior to the Closing Date maintain its working capital at reasonable levels necessary to operate the Alaska Systems in a commercially reasonable manner and consistent with past practice of the Alaska Business;

            (xii) not cause or permit to occur any of the events or occurrences described in Section 8.13(b);

            (xiii) not grant, permit or allow any Alaska System Employee to take a sabbatical leave, as defined in AWS's company policies; and

            (xiv) make the capital expenditures with respect to the Alaska Assets and the Alaska Systems prior to the Closing Date in accordance with
      Schedule 9.4(c)(xiv).

      (d) DCS hereby acknowledges and agrees that from and after the date hereof, AWS may take any actions determined by AWS to be appropriate with respect to the Excluded Alaska Assets, including selling the Excluded Alaska Assets. AWS hereby acknowledges and agrees that from and after the date hereof, DCS may take any actions determined by DCS to be appropriate with respect to the Excluded California Assets, including selling the Excluded California Assets.

      (e) AWS shall use all commercially reasonable efforts to keep available the services of the Alaska System Employees and of all agents of the Alaska Business. DCS shall use all commercially reasonable efforts to keep available the services of the California System Employees and of all agents of the California Business.

      Section 9.5. Access

      (a) Upon reasonable prior notice from DCS and provided that significant disruption does not result, AWS shall (i) give DCS and its authorized representatives reasonable access during all reasonable times to AWS's and its Affiliates' books and records, facilities and assets comprising or relating to the Alaska Business, (ii) provide such financial and operating data and other information with respect to the Alaska Business as DCS may reasonably request, and (iii) make its and its Affiliates' officers, agents and representatives available to DCS.

      (b) Upon reasonable prior notice from AWS and provided that significant disruption does not result, DCS shall (i) give AWS and its authorized representatives reasonable access during all reasonable times to DCS's and its Affiliates' books and records, facilities and assets comprising or relating to the California Business, (ii) provide such financial and operating data and other information with respect to the California Business as AWS may reasonably request, and (iii) make its and its Affiliates' officers, agents and representatives available to AWS.

      Section 9.6. Alaska System Employees

      (a) Schedule 9.6 contains a list of all persons employed by AWS in the operation of the Alaska Systems and physically located in the Alaska Markets to whom DCS will be obligated to offer employment in accordance with the terms of this Section 9.6 (the "ALASKA DESIGNATED EMPLOYEES"). Each Alaska Designated Employee who is actively employed by AWS as of the Closing Date will receive an offer of employment from DCS as of the Closing Date upon the terms and conditions described herein. Any Alaska Designated Employee who is not actively at work as of the Closing Date (deemed "ALASKA INACTIVE EMPLOYEES") shall not receive an offer of employment from DCS, nor be deemed to be an Alaska Transitioned Employee (defined below) unless he or she returns to active service within 90 days of the Closing Date and notifies DCS in writing thereof. DCS shall promptly offer such Alaska Inactive Employee employment following receipt of such notice on substantially the same terms and conditions as similarly situated Alaska Transitioned Employees as of the date that such Alaska Inactive Employee becomes an Alaska Transitioned Employee, the start-date of such Alaska Inactive Employee (assuming he or she accepts DCS's offer) to be specified by DCS in its discretion, provided, that in no event shall it be later than the expiration of such 90-day period. Each Alaska Inactive Employee shall remain employed by AWS during such 90-day period following the Closing Date unless and until such Alaska Inactive Employee becomes an Alaska Transitioned Employee in accordance with the terms of this Section 9.6(a). For purposes of this Agreement, all Alaska Designated Employees who accept DCS's offer of employment and become employed by DCS as of the Closing Date and all Alaska Inactive Employees who subsequently become employed by DCS within the 90-day period referred to above are hereafter collectively referred to as the "ALASKA TRANSITIONED EMPLOYEES." Notwithstanding the foregoing, nothing in this Agreement limits the rights of DCS to eliminate an employee's position for any reason following the Closing Date.

      (b) The participation of each Alaska Transitioned Employee in the Alaska Benefit Plans and programs will terminate effective upon the Closing Date or such later date on which an Alaska Inactive Employee becomes employed by DCS, except with respect to compensation and benefits that remain payable or due under the terms of such Alaska Benefit Plans and programs or benefits and other employment related rights to which Alaska Inactive Employees are entitled while receiving benefits pursuant to AWS's short term disability plan, or except as otherwise required by Law or such Alaska Benefit Plans or programs. Nothing in this Agreement creates or is intended to create any rights in third parties or third party beneficiaries, including any rights to be employed or respecting the terms and duration of employment.

      (c) DCS shall be responsible for any and all salaries, wages, benefits and other compensation or payments payable to each Alaska Transitioned Employee for services rendered to DCS after the Closing Date or such later date as an Alaska Inactive Employee becomes an Alaska Transitioned Employee, on such terms and conditions as DCS may, in its sole discretion, unilaterally implement.

      (d) AWS shall remain responsible for any Alaska Inactive Employees who do not become Alaska Transitioned Employees as provided above for all purposes, including but not limited to, compensation and benefits.

      (e) Each Alaska Transitioned Employee shall be employed on terms and conditions, including, but not limited to, wages or salaries and benefits, which are substantially similar in the aggregate to the terms and conditions offered by DCS to similarly situated employees of DCS. From and after the Closing Date, each Alaska Transitioned Employee shall be eligible to participate in the employee benefit plans, programs, agreements and arrangements maintained by DCS in which similarly situated employees of DCS are generally eligible to participate, based on the eligibility criteria of each plan, program, agreement or arrangement. On and after the Closing Date, DCS shall cause each such plan, program, agreement and arrangement to treat all service with AWS prior to the Closing Date as service for DCS for purposes of eligibility to participate, waiting periods, vacation or paid time off accrual level, limitations as to preexisting medical conditions but not for benefit accrual or contribution purposes under any pension plan, profit sharing plan, savings plan or other deferred compensation plan maintained by DCS or for purposes of eligibility for any retiree health, life or other retiree welfare benefit plan maintained by DCS. With respect to worker's compensation benefits, AWS accepts continuing responsibility after the Closing Date for payment of all benefits to or on behalf of workers for (a) claims accepted or in process on or prior to the Closing Date, and (b) claims related to industrial injuries or occupational diseases for which a right to file for worker's compensation benefits existed or accrued on or prior to the Closing Date.

      (f) Nothing contained herein shall be construed to restrict DCS from operating its existing employee benefit plans, including full authority to amend or terminate such plans in accordance with their respective terms and applicable laws.

      (g) AWS agrees to provide or cause to be provided to DCS all such records and information as DCS may reasonably request in order to carry out the intent of, and to meet DCS's obligations under this Section 9.6.

      (h) Prior to Closing, AWS shall cash out all accrued, unused vacation hours of Alaska Transitioned Employees as of the Closing Date.

      (i) AWS shall remain solely responsible for any and all liabilities relating to or arising in connection with the requirements of Section 4980B of the Code, to provide continuation of health care coverage in respect of Alaska Transitioned Employees and their covered dependents due to coverage under the Alaska Benefit Plans, including with respect to qualifying events that occur as a result of their termination of employment with AWS or any ERISA Affiliate thereof.

      (j) On or before the date required by applicable Law, AWS shall contribute to the accounts of the Alaska Transitioned Employees under each Alaska Benefit Plan all amounts required by such Alaska Benefit Plan or applicable Laws to be contributed with respect to such Alaska Transitioned Employee on account of any period prior to Closing.

      (k) AWS and DCS will treat DCS as a "successor employer" and AWS or the applicable Affiliate thereof as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Alaska Transitioned Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act.

      (l) AWS shall comply and cause compliance with the provisions of the WARN Act and any other federal, state, or local Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, as they relate to the Transactions. AWS further covenants to comply and cause compliance with any notice obligations under any applicable state unemployment insurance Law with respect to employees whose employment has been terminated by AWS or an Affiliate of AWS.

      Section 9.7. California System Employees

      (a) Schedule 9.7 contains a list of all persons employed by DCS in the operation of the California Systems and physically located in the California Markets to whom AWS will be obligated to offer employment in accordance with the terms of this Section 9.7 (the "CALIFORNIA DESIGNATED EMPLOYEES"). Each California Designated Employee who is actively employed by DCS as of the Closing Date will receive an offer of employment from AWS as of the Closing Date upon the terms and conditions described herein. Any California Designated Employee who is not actively at work as of the Closing Date (deemed "CALIFORNIA INACTIVE EMPLOYEES") shall not receive an offer of employment from AWS, nor be deemed to be a California Transitioned Employee (defined below), unless he or she returns to active service within 90 days of the Closing Date and notifies AWS in writing thereof. AWS shall promptly offer such California Inactive Employee employment following receipt of such notice on substantially the same terms and conditions as similarly situated California Transitioned Employees as of the date that such California Inactive Employee becomes a California Transitioned Employee, the start-date of such California Inactive Employee (assuming he or she accepts AWS's offer) to be specified by AWS in its discretion, provided, that in no event shall it be later than the expiration of such 90-day period. Each California Inactive Employee shall remain employed by DCS during such 90-day period following the Closing Date unless and until such Alaska Inactive Employee becomes a California Transitioned Employee in accordance with the terms of this Section 9.7(a). For purposes of this Agreement, all California Designated Employees who accept AWS's offer of employment and become employed by AWS as of the Closing Date and all California Inactive Employees who subsequently become employed by AWS within the 90-day period referred to above, are hereafter collectively referred to as the "CALIFORNIA TRANSITIONED EMPLOYEES." Notwithstanding the foregoing, nothing in this Agreement limits the rights of AWS to eliminate an employee's position for any reason following the Closing Date.

      (b) The participation of each California Transitioned Employee in the California Benefit Plans and programs will terminate effective upon the Closing Date or such later date on which a California Inactive Employee becomes employed by AWS, except with respect to compensation and benefits that remain payable or due under the terms of such California Benefit Plans and programs or benefits and other employment related rights to which California Inactive Employees are entitled while receiving benefits pursuant to DCS's short term disability plan, or except as otherwise required by Law or such California Benefit Plans or programs. Nothing in this Agreement creates or is intended to create any rights in third parties or third party beneficiaries, including any rights to be employed or respecting the terms and duration of employment.

      (c) AWS shall be responsible for any and all salaries, wages, benefits and other compensation or payments payable to each California Transitioned Employee for services rendered to AWS after the Closing Date or such later date as a California Inactive Employee becomes a California Transitioned Employee, on such terms and conditions as AWS may, in its sole discretion, unilaterally implement.

      (d) DCS shall remain responsible for any California Inactive Employees who do not become California Transitioned Employees as provided above for all purposes, including but not limited to, compensation and benefits.

      (e) Each California Transitioned Employee shall be employed on terms and conditions, including, but not limited to, wages or salaries and benefits, which are substantially similar in the aggregate to the terms and conditions offered by AWS to similarly situated employees of AWS. From and after the Closing Date, each California Transitioned Employee shall be eligible to participate in the employee benefit plans, programs, agreements and arrangements maintained by AWS in which similarly situated employees of AWS are generally eligible to participate, based on the eligibility criteria of each plan, program, agreement or arrangement. On and after the Closing Date, AWS shall cause each such plan, program, agreement and arrangement to treat all service with DCS prior to the Closing Date as service for AWS for purposes of eligibility to participate, waiting periods, vacation or paid time off accrual level, limitations as to preexisting medical conditions but not for benefit accrual or contribution purposes under any pension plan, profit sharing plan, savings plan or other deferred compensation plan maintained by AWS or for purposes of eligibility for any retiree health, life or other retiree welfare benefit plan maintained by AWS. With respect to worker's compensation benefits, DCS accepts continuing responsibility after the Closing Date for payment of all benefits to or on behalf of workers for (a) claims accepted or in process on or prior to the Closing Date, and (b) claims related to industrial injuries or occupational diseases for which a right to file for worker's compensation benefits existed or accrued on or prior to the Closing Date.

      (f) Nothing contained herein shall be construed to restrict AWS from operating its existing employee benefit plans, including full authority to amend or terminate such plans in accordance with their respective terms and applicable laws.

      (g) DCS agrees to provide or cause to be provided to AWS all such records and information as AWS may reasonably request in order to carry out the intent of, and to meet AWS's obligations under this Section 9.7.

      (h) Prior to Closing, DCS shall cash out all accrued, unused vacation hours of California Transitioned Employees as of the Closing Date.

      (i) DCS shall remain solely responsible for any and all liabilities relating to or arising in connection with the requirements of Section 4980B of the Code, to provide continuation of health care coverage in respect of California Transitioned Employees and their covered dependents due to coverage under the California Benefit Plans, including with respect to qualifying events that occur as a result of their termination of employment with DCS or any ERISA Affiliate thereof.

      (j) On or before the date required by applicable Law, DCS shall contribute to the accounts of the California Transitioned Employees under each California Benefit Plan all amounts required by such California Benefit Plan or applicable Laws to be contributed with respect to such California Transitioned Employee on account of any period prior to Closing.

      (k) DCS and AWS will treat AWS as a "successor employer" and DCS or the applicable Affiliate thereof as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to California Transitioned Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act.

      (l) DCS shall comply and cause compliance with the provisions of the WARN Act and any other federal, state, or local Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, as they relate to the Transactions. DCS further covenants to comply and cause compliance with any notice obligations under any applicable state unemployment insurance Law with respect to employees whose employment has been terminated by DCS or an Affiliate of DCS.

      Section 9.8. No Shop

      (a) Prior to the Closing, AWS shall not (and shall cause its Affiliates not to), directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, (i) any or all of the Alaska Assets outside of the ordinary course of the Alaska Business, and (ii) the DCC Securities. AWS shall cause its and its Affiliates' officers, employees, agents and representatives to refrain from doing any of the above.

      (b) Notwithstanding the provisions of paragraph (a) above, AWS or an Affiliate may, directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the Alaska Assets pursuant to a transaction in which
(x) such Alaska Assets constitute an immaterial or incidental portion of the assets being sold, assigned or otherwise disposed of, and (y) the person acquiring the Alaska Assets (whether by operation of law or otherwise) agrees in writing and is obligated to consummate or cause the consummation of the Transactions in accordance with the terms hereof, without delay or impairment to the Transactions.

      (c) Except as contemplated by Section 1.1, prior to the Closing, DCS shall not (and shall cause its Affiliates not to), directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the California Assets outside of the ordinary course of the California Business. DCS shall cause its and its Affiliates' officers, employees, agents and representatives to refrain from doing any of the above.

      (d) Notwithstanding the provisions of paragraph (c) above, DCS or an Affiliate may, directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the California Assets pursuant to a transaction in which (x) such California Assets constitute an immaterial or incidental portion of the assets being sold, assigned or otherwise disposed of, and (y) the person acquiring the California Assets (whether by operation of law or otherwise) agrees in writing and is obligated to consummate or cause the consummation of the Transactions in accordance with the terms hereof, without delay or impairment to the Transactions.

      Section 9.9. Post-Closing Non-Compete

      (a) During the Non-Compete Period, subject to the other provisions of this Section 9.9, AWS will not, and will cause its Affiliates not to, directly or indirectly, either alone or jointly with any other person, acquire or hold an ownership interest in (other than an ownership interest in an Exempt Person), manage, operate, control or otherwise engage in a business that provides or resells, or a license that enables the provision or resale of, facilities-based mobile wireless telecommunications services using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, in the

State of Alaska (the services described in this sentence being referred to herein as the "COMPETITIVE SERVICES"). In addition, during the Non-Compete Period, AWS will not grant any person the right to market Competitive Services (on a primary basis, tagline basis or otherwise) under the "AT&T WIRELESS" brand or any successor brand used by AWS or its Affiliates on a national basis. Competitive Services shall not include roaming services provided to customers of any person other than AWS and its Affiliates roaming in the State of Alaska (whether or not such person has the right to use the "AT&T WIRELESS" brand or any successor brand used by AWS or its Affiliates on a national basis). "NON-COMPETE PERIOD" means (i) with respect to Competitive Services using the TDMA protocol, the period beginning on the Closing Date and expiring on February 25, 2007 and (ii) with respect to Competitive Services using the GSM/GPRS or EDGE protocols, or using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, the period beginning on the Closing Date and expiring on the fifth anniversary thereof. "EXEMPT PERSON" means any person that (x) is not an Affiliate of AWS, (y) to which AWS and its Affiliates do not direct their roaming traffic (in respect of Competitive Services) on a priority basis with respect to DCS and (z) does not market Competitive Services (on a primary basis, tagline basis or otherwise) under the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis. DCS's agreement to enter into the GSM Build-Out Agreement (Alaska) and the GSM Roaming Agreement (Alaska) at Closing is a material inducement to AWS's agreement to the restrictions set forth in this Section 9.9. Accordingly, AWS's obligations in this Section 9.9 relating to Competitive Services using any protocol other than TDMA shall terminate upon any early termination (prior to the stated expiration of the initial term or any renewal term) of the GSM Build-Out Agreement (Alaska) or the GSM Roaming Agreement (Alaska), or any successor agreements, other than a termination by DCS resulting from a breach thereof by AWS. Furthermore, if AWS and its Affiliates intend to offer Competitive Services that are based on a protocol that AWS uses or will use on a nationwide basis in the same time frame as in the State of Alaska using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, AWS shall notify DCS of such intention, and if DCS demonstrates a good faith intention to provide such Competitive Services (other than Competitive Services using the TDMA or GSM/GPRS protocols) in the State of Alaska within a reasonable period of time thereafter, then, for so long as DCS continues to take reasonable measures to provide such Competitive Services, AWS and its Affiliates will refrain, until the expiration of the applicable Non-Compete Period, from providing such Competitive Services in the State of Alaska.

      (b) Notwithstanding the provisions of paragraph (a) above, AWS and its Affiliates may enter into a merger, consolidation, sale of assets or other similar business combination transaction with a third party (any such transaction being referred to herein as a "COMPETITIVE TRANSACTION") that results in AWS or any such Affiliates owning, managing, operating or controlling systems providing Competitive Services that are then operating commercially in the State of Alaska (any such systems, but only the portion thereof operating in the State of Alaska, being referred to herein as the "COMPETITIVE SYSTEMS"), but subject to the further provisions of this Section 9.9. Upon the execution of definitive agreements relating to a Competitive Transaction, AWS will notify DCS thereof and, if DCS so requests, AWS and DCS will discuss the sale of the Competitive Systems to DCS at their Fair Market Value (as defined below) as of the date that AWS and DCS agree in principle to such a sale. If AWS and DCS do not agree in principle to such a sale within 30 days after the commencement of such discussions, then AWS will be free to sell or otherwise dispose of the Competitive Systems to a third party, provided, that for a period of 90 days after the commencement of such discussions, any such third party sale must be on terms no less favorable than those discussed with DCS.

      (c) During the period from the date of the closing of the applicable Competitive Transaction to the expiration of the applicable Non-Compete Period or, if earlier, the consummation of a sale or other disposition of such Competitive Systems (if any) in accordance with paragraph (b) above, AWS will either:

            (i) cause substantially all its subscribers (other than subscribers of the Competitive Systems and subscribers acquired by AWS or its Affiliates as a result of the Competitive Transaction), for purposes of the GSM Roaming Agreement (Alaska) and the Operating Agreement (as defined in Section 18.18), to seek service from DCS in those portions of the Alaska Markets (if any) served by the Competitive Systems before seeking service from the Competitive Systems; or

            (ii) if and to the extent either AWS or DCS or any of their respective Affiliates has, and is using in the ordinary course of its business, the technological capability to identify its own intra-company roaming traffic (provided that to the extent DCS or an Affiliate has such capability and AWS does not have such capability, DCS will provide the relevant technology to AWS, at no cost to AWS, if AWS elects to make reimbursement payments pursuant to this clause (ii)), then AWS shall (once the technology is installed and tested) pay DCS on a monthly basis an amount equal to the actual monthly roaming revenue (net of production costs) generated by subscribers of AWS's non-Alaska markets roaming on the Competitive Systems; provided that, until the foregoing technology has been installed and tested, or if no such technology is available in accordance with the foregoing terms, then AWS will pay DCS on a monthly basis an amount equal to DCS's average monthly roaming revenue (net of production costs) generated by AWS's subscribers roaming in the Alaska Markets during the period from the Closing Date to the date of closing of the Competitive Transaction.

      (d) In addition to complying with clause (i) or (ii) of paragraph (c) above (the election (which shall be a one-time election for each Competitive Transaction) between such alternatives to be made by AWS in its sole discretion at the time of closing of such Competitive Transaction), if (at the date of the closing of the Competitive Transaction) the Fair Market Value of the Competitive Systems (determined by an independent appraiser selected by AWS and DCS or, if they cannot agree, appointed by the American Arbitration Association at the request of either party) is greater than ten percent of the Fair Market Value of the assets, properties and rights transferred in the Competitive Transaction (as determined by AWS in its reasonable judgment), AWS will not operate the Competitive Systems under the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis.

      (e) "FAIR MARKET VALUE" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm's length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints.

      (f) Notwithstanding any provision of this Agreement to the contrary, AWS shall have the right to terminate this Section 9.9 with respect to Competitive Services using the GSM/GPRS protocol in the event of a material breach by DCS of either the GSM Buildout Agreement (Alaska) or the GSM Roaming Agreement (Alaska) that is not cured within the applicable cure period.

      (g) Notwithstanding any provision of this Agreement to the contrary, DCS shall not be entitled to injunctive relief with respect to that portion of any proposed Competitive Transaction, or any other provisions of paragraph (b) above, that relate to service areas located outside the Alaska Markets, and DCS's only remedy in respect of such provisions or portion of the proposed Competitive Transaction shall be to seek monetary damages from AWS. To the extent that any proposed Competitive Transaction or other provisions of paragraph (b) above relate to service areas located within the Alaska Markets, DCS shall be entitled to injunctive relief with respect to such provisions or portion of the proposed Competitive Transaction.

      Section 9.10. Personal Computers

      (a) Within ten business days after the Closing Date, DCS shall have the right to uninstall and/or remove from the personal computers that are California Assets any proprietary software owned by DCS and other files not constituting California Assets; provided that such uninstallation or removal shall take place at mutually convenient times, and with mutually convenient processes, for AWS and DCS within such ten-business day period.

      (b) Within ten business days after the Closing Date, AWS shall have the right to uninstall and/or remove from the personal computers that are Alaska Assets any proprietary software owned by AWS and other files not constituting Alaska Assets; provided that such uninstallation or removal shall take place at mutually convenient times, and with mutually convenient processes, for AWS and DCS within such ten-business day period.

      Section 9.11. Contracts Held by Affiliates

      (a) All of the Contracts set forth in Schedule 7.5(a) that relate primarily to the California Business and that are held by an Affiliate of DCS shall be assigned to DCS prior to the Closing, and DCS shall obtain all consents and give all notices necessary to do so and shall furnish copies of such consents and notices to AWS. Any agreements described in Section 7.5(a)(v) and listed on Schedule 7.5(a), including the DCS Affiliate

Leases, shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to AWS.

      (b) All of the Contracts set forth in Schedule 8.5(a) that relate primarily to the Alaska Business and that are held by an Affiliate of AWS shall be assigned to AWS prior to the Closing, and AWS shall obtain all consents and give all notices necessary to do so and shall furnish copies of such consents and notices to DCS. Any agreements described in Section 8.5(a)(v) and listed on
Schedule 8.5(a), including the AWS Affiliate Leases, shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to DCS.

      Section 9.12. Negative Covenants

      With respect to the California Business and the Alaska Business, during the period from the date hereof until the earlier of the Closing or the termination of this Agreement and except as otherwise contemplated by this Agreement, neither DCS nor AWS shall (and such parties shall cause their Affiliates not to) take any of the following actions without the prior written consent of the other party which consent shall not be unreasonably withheld:

      (a) enter into any agreement, arrangement or understanding involving payments, assets, or Liabilities with a value in excess of $100,000 in the aggregate, or materially alter, amend, or modify or terminate, or exercise any option under any existing agreement involving payments, projected revenues, assets, or Liabilities with a value in excess of $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

      (b) except in the ordinary course of business consistent with past practice, dispose of assets for consideration in excess of $100,000 in the aggregate;

      (c) except in the ordinary course of business consistent with past practice, incur or assume any indebtedness for borrowed money or guarantee any such obligations;

      (d) enter into any contracts with any of its Affiliates which will be binding upon such Affiliate after Closing;

      (e) fail to pay when due any Liability that, if unpaid, would become a Lien upon any of the California Assets or Alaska Assets as applicable;

      (f) with the exception of any changes required by Law or affecting all or substantially all of the wireless systems owned by DCS or AWS nation-wide, implement any material change in (i) the terms and conditions of any agreements with subscribers or (ii) the types or quality of products and services provided to subscribers;

      (g)   add any new pre-paid subscribers;

      (h) except as required by Law, enter into any collective bargaining agreement, or make any commitment whatsoever to any union or other representative or party which intends to represent any employees of either the California Systems or the Alaska Systems, as applicable;

      (i)   change its accounting practices except as required by GAAP; or

      (j) authorize or enter into an agreement in contravention of any of the foregoing.

      Section 9.13. Certain Expenses

      At Closing or, if due thereafter, promptly when due, Taxes arising out of or imposed upon the Transactions, other than income taxes and franchise taxes for periods up to and including the Closing Date, whether imposed on DCS (or its Affiliates) or AWS (or its Affiliates), shall be paid one-half by DCS and one-half by AWS.

      Section 9.14. FCC Compliance

      (a) With regard to any non-compliance with FCC Laws set forth on Schedules 7.6(b)(i) and (ii), DCS agrees to remediate and bring into material compliance any such instances of non-compliance prior to the Closing Date. Between the date hereof and the Closing Date, DCS will use its commercially reasonable efforts to identify and cure any instances of non-compliance by DCS or its Affiliates with any FCC Laws that are discovered.

      (b) With regard to any non-compliance with FCC Laws set forth on Schedules 8.6(b)(i) and (ii), AWS agrees to remediate and bring into material compliance any such instances of non-compliance prior to the Closing Date. Between the date hereof and the Closing Date, AWS will use its commercially reasonable efforts to identify and cure any instances of non-compliance by AWS or its Affiliates with any FCC Laws that are discovered.

      Section 9.15. Cell Site Compliance

      (a) Between the date hereof and the Closing Date, DCS will use its commercially reasonable efforts to identify and cure any material instances of non-compliance by DCS or its Affiliates with any FCC Laws or state or local Laws discovered by DCS and relating to any DCS cell site in the California Systems.

      (b) Between the date hereof and the Closing Date, AWS will use its commercially reasonable efforts to identify and cure any material instances of non-compliance by AWS or its Affiliates with any FCC Laws or state or local Laws discovered by AWS and relating to any AWS cell site in the Alaska Systems.

      Section 9.16. Transition Branding

      AWS and DCS shall use commercially reasonable efforts to work together in good faith to negotiate the AT&T Wireless Brand Transition License Agreement with AT&T Corp. DCS acknowledges that the terms of the AT&T Wireless Brand Transition

License Agreement shall be subject to the approval of AT&T Corp. in its sole discretion. AWS shall pay any expenses in connection with its use of the Cellular One brand under the Cellular One Agreements. DCS shall pay any expenses in connection with its use of the AT&T Wireless brand under the AT&T Wireless Brand Transition License Agreement.

      Section 9.17. Tagline Branding

      At the election of DCS, made by written notice to AWS given at least 60 days prior to the End Date (as defined in the Transition Services Agreement), AWS and DCS shall use commercially reasonable efforts to work together in good faith to negotiate a tagline branding license agreement with AT&T Corp., pursuant to which DCS would have the right to use the AT&T Wireless tagline in the State of Alaska together with a brand of DCS specified therein (other than Cellular One). DCS acknowledges that the terms of any such license agreement shall be subject to the approval of AT&T Corp. in its sole discretion.

      Section 9.18. Environmental Security Deposit

      Prior to the Closing, AWS will provide a security deposit, letter of credit or combination of the two in the amount required by the County of Santa Cruz, and enter into a compliance security agreement with the County of Santa Cruz, with regard to the biological mitigation, monitoring and reporting program required by the County of Santa Cruz at the Mount Herman cell site.

                                   ARTICLE 10
               CONDITIONS PRECEDENT TO AWS'S OBLIGATION TO CLOSE

      The obligation of AWS to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by AWS:

      Section 10.1. Accuracy of Representations and Warranties; Performance of this Agreement

      Each of the representations and warranties made by DCS in this Agreement and made by DCC in the letter agreement of even date herewith between DCC and AWS (the "DCC Letter Agreement") and made by Dobson CC Limited Partnership ("DCCLP") in the letter agreement of even date herewith between DCCLP and AWS (the "DCCLP Letter Agreement"), shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), provided, however, that for purposes of determining the accuracy of such representations and warranties, such representations and warranties that are qualified by materiality qualifications shall be true and correct in all respects the date hereof and at and as of the Closing Date. DCS shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by DCS on or prior to the Closing. Each of DCS, DCC and DCCLP shall have furnished AWS with a certificate of an officer of such person (in the case of DCCLP, an officer of the DCCLP's general partner) dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions applicable to such person.

      Section 10.2. Authorizing Resolutions

      DCS shall deliver to AWS copies of the resolutions or consents of the board of directors of DCS and its applicable Affiliates authorizing the execution, delivery and performance of this Agreement by DCS and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of DCS.

      Section 10.3. Third Party Consents; FCC; HSR Act

      DCS shall have received all Required California Consents with respect to all mobile telephone switching office leases, retail store leases, cell site leases (other than those for which AWS is the lessor) and debt instruments of DCS or DCC, and shall have delivered to AWS copies thereof. DCS shall have given all Required California Notices and shall have delivered to AWS copies thereof. The FCC action granting the FCC's consent to the assignment of the California FCC Authorizations to AWS shall have become a Final Order, free of any conditions adverse to the California Business, except for such conditions that are generally applicable to cellular licenses. In addition, all applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ. For the purposes of this Agreement, the term "FINAL ORDER" shall mean action by the FCC or its staff acting under delegated authority as to which (a) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (b) no timely petition for review, rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (c) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      Section 10.4. Bills of Sale; Assumption Agreement

      DCS shall have delivered to AWS one or more executed Bills of Sale and Instruments of Assignment, and an Assumption Agreement pursuant to Sections 4.1(b) and 4.2(b).

      Section 10.5. Regulatory and Corporate Opinions of Counsel for DCS

      DCS shall have caused its counsel to deliver to AWS written legal opinions substantially in the forms attached as Exhibits D and E hereto, which opinions shall be dated the Closing Date. AWS acknowledges that the regulatory opinion set forth in

Exhibit D may be given by an employee of DCS. The opinion set forth in Exhibit E as to the validity under Oklahoma law of the transfer of the DCC Securities contemplated by Section 1.2(c) and other Oklahoma law matters shall be given by Pate, Kempf & Knarr and/or other Oklahoma counsel to DCS reasonably acceptable to AWS.

      Section 10.6. No Threatened or Pending Litigation

      On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any arbitrator or Governmental Authority having jurisdiction over the California Business or the California Assets in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or any other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

      Section 10.7. Release of Liens

      Before or at the Closing, DCS shall have furnished to AWS documentation reasonably satisfactory to AWS releasing all Liens set forth on Schedule 7.3(a).

      Section 10.8. Other Transaction Documents

      DCS shall have executed and delivered to AWS the Addendum No. 3 to the Operating Agreement, the GSM Roaming Agreement (Alaska), the GSM Build-Out Agreement (Alaska) and the SOC Letter.

      Section 10.9. Governmental Authorizations

      All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions shall have been made or obtained free of conditions materially adverse to AWS.

      Section 10.10. Asset Consolidation Transactions

      The transactions contemplated by Section 1.1 shall have been consummated to the reasonable satisfaction of AWS.

      Section 10.11. Lender Acknowledgement

      Within 75 days after the date hereof, Required Lenders (as defined in the DOC Credit Agreement) to that certain Amended, Restated and Consolidated Revolving Credit and Term Loan Agreement dated January 18, 2000 (together with any successor or replacement agreement, the "DOC CREDIT AGREEMENT") among Dobson Operating Co., L.L.C. ("DOC") as borrower, Bank of America, N.A., as administrative agent, and the lenders named therein, as amended from time to time, shall have executed and delivered to DOC the Lender Acknowledgement substantially in the form attached hereto as Exhibit J (the "LENDER ACKNOWLEDGEMENT"). On the Closing Date, the Lender

Acknowledgement shall remain in full force and effect, and no challenge to its validity shall be pending or threatened in writing.

                                   ARTICLE 11
                CONDITIONS PRECEDENT TO DCS'S OBLIGATION TO CLOSE

      The obligation of DCS to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by DCS.

      Section 11.1. Accuracy of Representations and Warranties; Performance of this Agreement

      Each of the representations and warranties made by AWS in this Agreement shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), provided, however, that for purposes of determining the accuracy of such representations and warranties, such representations and warranties that are qualified by materiality qualifications shall be true and correct in all respects the date hereof and at and as of the Closing Date. AWS shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by AWS on or prior to the Closing. AWS shall have furnished DCS with a certificate of an officer of AWS, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

      Section 11.2. Authorizing Resolutions

      AWS shall deliver to DCS copies of the resolutions or consents of the board of directors of AWS and its applicable Affiliates authorizing the execution, delivery and performance of this Agreement by AWS and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of AWS.

      Section 11.3. Third Party Consents; FCC; HSR Act

      AWS shall have received all Required Alaska Consents with respect to all mobile telephone switching office leases, retail store leases, cell site leases and debt instruments of AWS, and shall have delivered to DCS copies thereof. AWS shall have given all Required Alaska Notices and shall have delivered to DCS copies thereof. The FCC action granting the FCC's consent to the assignment of the Alaska FCC Authorizations to DCS shall have become a Final Order, free of any conditions adverse to the Alaska Business, except for such conditions that are generally applicable to cellular licenses. In addition, all applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ.

      Section 11.4. Bills of Sale; Assumption Agreement

      AWS shall have delivered to DCS one or more executed Bills of Sale and Instruments of Assignment, and an Assumption Agreement pursuant to Sections 4.1(a) and 4.2(a).

      Section 11.5. Regulatory and Corporate Opinions of Counsel for AWS

      AWS shall have caused its counsel to deliver to DCS written legal opinions substantially in the forms attached as Exhibits D and E hereto, which opinions shall be dated the Closing Date. DCS acknowledges that the regulatory opinion set forth in Exhibit D may be given by an employee of AWS.

      Section 11.6. No Threatened or Pending Litigation

      On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court, arbitrator or Governmental Authority having jurisdiction over the Alaska Business or the Alaska Assets in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or any other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

      Section 11.7. Release of Liens

      Before or at the Closing, AWS shall have furnished to DCS documentation reasonably satisfactory to DCS releasing all Liens set forth on Schedule 8.3(a).

      Section 11.8. Other Transaction Documents

      AWS shall have executed and delivered to DCS the Addendum No. 3 to the Operating Agreement, the GSM Roaming Agreement (Alaska), the GSM Build-Out Agreement (Alaska) and the SOC Letter. AT&T Corp. and AWS shall have executed and delivered to DCS the AT&T Wireless Brand Transition License Agreement.

      Section 11.9. Governmental Authorizations

      All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions shall have been made or obtained free of conditions materially adverse to DCS.

      Section 11.10. Asset Consolidation Transactions

      The transactions contemplated by Section 1.1 shall have been consummated to the reasonable satisfaction of DCS.

                                   ARTICLE 12
                                 CASUALTY LOSSES

      Section 12.1. Casualty Losses Relating to the California Assets

      In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the California Assets, DCS will promptly notify AWS of such event. DCS shall, at its option, either (a) repair, rebuild or replace the portion of the California Assets damaged, destroyed or lost prior to the Closing Date, or (b) assign to AWS at Closing all claims to insurance proceeds or other rights (the "CALIFORNIA CLAIMS") of DCS against third parties arising from such casualty loss, provided, however, that the foregoing shall not be deemed to affect AWS's right not to proceed with the Closing because the casualty event has resulted in one or more of the conditions set forth in Article 10 not being satisfied, notwithstanding the aforesaid options of DCS. To the extent any Claim is not assignable, such claim may be pursued by AWS, for its own account and benefit, in the name of DCS.

      Section 12.2. Casualty Losses Relating to the Alaska Assets

      In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the Alaska Assets, AWS will promptly notify DCS of such event. AWS shall, at its option, (a) repair, rebuild or replace the portion of the Alaska Assets damaged, destroyed or lost prior to the Closing Date, or (b) assign to DCS at Closing all claims to insurance proceeds or other rights (the "ALASKA CLAIMS") of AWS against third parties arising from such casualty loss, provided, however, that the foregoing shall not be deemed to affect DCS's right not to proceed with the Closing because the casualty event has resulted in one or more of the conditions set forth in
Article 11 not being satisfied, notwithstanding the aforesaid options of AWS. To the extent any Claim is not assignable, such claim may be pursued by DCS, for its own account and benefit, in the name of AWS.

                                   ARTICLE 13
                                 INDEMNIFICATION

      Section 13.1. Indemnification by DCS

      Notwithstanding the Closing, subject to the terms of this Article 13, DCS agrees to indemnify and to hold AWS and its Affiliates, and their respective shareholders, officers, directors and employees (the "AWS INDEMNIFIED PARTIES") harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding the Assumed California Liabilities and any exemplary, consequential or punitive damages) (collectively, "AWS LOSSES"), sustained, incurred or paid by any AWS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (a) any breach of a representation or warranty on the part of DCS under this Agreement or on the part of DCC under the DCC Letter Agreement or on the part of DCCLP under the DCCLP Letter Agreement, (b) any breach or nonfulfillment of any covenant on the part of DCS under this

Agreement, (c) any Excluded California Liability, (d) any Excluded California Asset, (e) DCS's ownership, operation or control of the California Assets or the California Business for the period prior to the Closing, or (f) any and all Taxes that are (i) obligations of DCS or an Affiliate or (ii) Pre-closing Taxes (as defined below) that arise out of the California Business or California Assets (including any such Taxes which become Liabilities of AWS as a transferee of the California Business or the California Assets).

      Section 13.2. Indemnification by AWS

      Notwithstanding the Closing, subject to the terms of this Article 13, AWS agrees to indemnify and to hold DCS and its Affiliates, and their respective shareholders, officers, directors and employees (the "DCS INDEMNIFIED PARTIES") harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding the Assumed Alaska Liabilities and any exemplary, consequential or punitive damages) (collectively, "DCS LOSSES"), sustained, incurred or paid by any DCS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (a) any breach of a representation or warranty on the part of AWS under this Agreement, (b) any breach or nonfulfillment of any covenant on the part of AWS under this Agreement, (c) any Excluded Alaska Liability, (d) any Excluded Alaska Asset, (e) AWS's ownership, operation or control of the Alaska Assets or the Alaska Business for the period prior to the Closing, or (f) any and all Taxes that are (i) obligations of AWS or an Affiliate or (ii) Pre-closing Taxes that arise out of the Alaska Business or Alaska Assets (including any such Taxes which become Liabilities of DCS as a transferee of the Alaska Business or the Alaska Assets).

      Section 13.3. Notice and Defense of Claims

      (a) A party claiming indemnification under this Article 13 (the "ASSERTING PARTY") must promptly notify (in writing and in reasonable detail) the party from which indemnification is sought (the "DEFENDING PARTY") of the nature and basis of such claim for indemnification not later than the end of the applicable survival period set forth in Section 13.6. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any Liability to a third party (a "THIRD PARTY CLAIM"), the Defending Party may elect to assume such Liability and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party. Assumption of such Liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 13.3, the Asserting Party may participate in the defense of such Third Party Claim through counsel of its choosing, but the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim, provided, however, that no Defending Party shall, without the prior written consent of the Asserting Party, consent to the entry of any judgment against the Defending Party or enter into any settlement or compromise which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Asserting Party of a release, in form and substance reasonably satisfactory to the Asserting Party from all liability in respect of such claim or litigation, provided that this requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim, or (ii) includes terms and conditions that adversely affect the Asserting Party; provided further, however, that in the case of clause (ii), the Asserting Party may not unreasonably withhold such consent.

      (b) If the Defending Party does not assume liability for, and the defense of, the Third Party Claim pursuant to this Section 13.3, the Asserting Party shall have the right (a) to control the defense thereof, and (b) if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, the Asserting Party may settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume Liability for and the defense of the Third Party Claim pursuant to this Section 13.3 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all commercially reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article 13.

      (c) The failure of any indemnified party to give an indemnifying party a notice of claim shall not relieve the indemnifying party from any liability in respect of such claim, demand or action which it may have to such indemnified party on account of the indemnity agreement of such indemnifying party contained in this Article 13, except to the extent such indemnifying party can establish actual prejudice and direct damages as a result thereof.

      Section 13.4. Set-Off

      (a) DCS shall have the right to offset its obligation to pay any amount of indemnification to the AWS Parties pursuant to Section 13.1 against any amount of indemnification that AWS may owe the DCS Parties pursuant to Section
13.2 of this Agreement.

      (b) AWS shall have the right to offset its obligation to pay any amount of indemnification to the DCS Parties pursuant to Section 13.2 against any amount of indemnification that DCS may owe the AWS Parties pursuant to Section 13.1 of this Agreement.

      Section 13.5. Limitations

      The Defending Party's obligations to indemnify the Asserting Party pursuant to this Article 13 shall be subject to the following limitations:

      (a) No indemnification under Section 13.1(a) or 13.2(a) for any Losses shall be required to be made by the Defending Party until the aggregate amount of the Asserting Party's Losses exceeds $2,000,000, and then indemnification shall be required to be made by the Defending Party only to the extent of such Losses that exceed $1,000,000; provided that the foregoing limitation shall not apply to (i) any intentional breach of a representation or warranty, (ii) any breach by DCS of a representation or warranty set forth in Sections 7.2, 7.3(a), 7.6, 7.12, 7.15, 7.16 and 7.21 (each, a "DCS EXEMPT REPRESENTATION"), or (iii) any breach by AWS of a representation or warranty set forth in Sections 8.2, 8.3(a), 8.3(b), 8.6, 8.12, 8.15, 8.16 and 8.21 (each, an "AWS EXEMPT
REPRESENTATION").

      (b) The aggregate liability of the Defending Party under Section 13.1(a) or 13.2(a), as applicable, shall not exceed $15,000,000, provided, that the foregoing limitation shall not apply to (w) any intentional breach of a representation or warranty, (x) any breach by AWS of Section 8.3(b), (y) any breach by DCS of a DCS Exempt Representation, or (z) any breach by AWS of an AWS Exempt Representation.

      (c) The indemnification obligation of a Defending Party shall be reduced to the extent of any available insurance proceeds payable to the Asserting Party, net of any increased insurance premiums becoming payable by the Asserting Party to the extent such increase is a direct result of such insurance proceeds becoming available. The Defending Party shall pay its indemnification obligations as and when required by this Article 13 and the Asserting Party shall refund to the Defending Party any such amounts determined to be in excess of the Defending Party's obligations due to reductions pursuant to this Section 13.5(c). Additionally, the Asserting Party shall refund promptly to the Defending Party any amount of the Asserting Party's Losses that are subsequently recovered by the Asserting Party pursuant to a settlement or otherwise.

      (d) To the extent that any AWS Losses relate to California Assets used in, or the California Business conducted in, the Santa Cruz, CA MSA, any payments made by DCS as indemnification under this Article 13 for such AWS Losses shall be paid in an amount equal to the product of (i) the full amount otherwise required to be paid under this Article 13 multiplied by (ii) 87.38649%. This discount shall be applied with regard to the calculation of the aggregate amount of an Asserting Party's Losses, pursuant to Section 13.5(a).

      (e) From and after the Closing Date, the indemnification rights contained in this Article 13 shall constitute the sole and exclusive remedies of the parties hereunder, and shall supersede and displace all other rights that either party may have under Law, with respect to any breach of any of the representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the execution and performance of this Agreement.

      Section 13.6. Survival of Representations and Warranties

      All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder shall survive for a period lasting eighteen months after Closing, except that (a) the representations and warranties set forth in Sections 7.3(a), 8.3(a) and 8.3(b) shall survive Closing indefinitely, (b) any intentional breach or misrepresentation or fraud shall survive Closing indefinitely, and (c) except as otherwise provided in clause (a) above, the DCS Exempt Representations and the AWS Exempt Representations shall survive until the expiration of the 15-day period commencing on the expiration date of the relevant statute of limitations period (including any applicable extensions thereof), unless in each case survival is governed by the preceding clauses (a) or (b). Any claim by a party based upon breach of any such representation or warranty made pursuant to
Article 15 or otherwise must be submitted to the other party prior to or at the expiration of the applicable survival period, along with a written explanation in reasonable detail of the specifics of such breach. In the case of any claim submitted within such time period, the right of the party submitting the claim to recover from the other party with respect to such claim shall not be dependent on the claim being resolved or the losses being incurred within such time period. The right to indemnification hereunder shall not be affected by any investigation or audit conducted before or after the Closing Date or the actual or constructive knowledge of any party and each party shall be entitled to rely upon the representations and warranties set forth herein regardless of any such investigation or knowledge. The waiver of any condition regarding the accuracy of any representation or warranty, or regarding the performance of or compliance with any covenant or obligation, will not affect the right of indemnification or any other remedy of the waiving party after Closing based on the inaccuracy of such representation or warranty or the nonperformance of or noncompliance with such covenant or obligation.

      Section 13.7. Disclaimer of Other Representations and Warranties

      (a) AWS acknowledges and agrees that DCS does not make, and has not made, any representations or warranties relating to DCS or its Affiliates, the California Business or the California Assets other than the representations and warranties of DCS expressly set forth in this Agreement. In addition, AWS acknowledges and agrees that DCS has not made any implied warranties including implied warranties of merchantability or fitness for a specific purpose with regard to any of the California Assets or the California Business. Without limiting the generality of the disclaimer set forth in the two preceding sentences, DCS does not make, and DCS, its officers, employees, representatives and agents have not made, and shall not be deemed to have made any representation relating to DCS or its Affiliates, the California Business or the California Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of DCS or an Affiliate with any Governmental Authority or in any other information provided to or made available to AWS, and no statement made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of DCS hereunder or otherwise. DCS represents to AWS that no person has been authorized by DCS to make any representation or warranty in respect of DCS or its Affiliates, the California Business or the California Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of DCS expressly set forth in this Agreement.

      (b) DCS acknowledges and agrees that AWS does not make, and has not made, any representations or warranties relating to AWS or its Affiliates, the Alaska Business or the Alaska Assets other than the representations and warranties of AWS expressly set forth in this Agreement. In addition, DCS acknowledges and agrees that AWS has not made any implied warranties including implied warranties of merchantability or fitness for a specific purpose with regard to either the Alaska Assets or the Alaska Business. Without limiting the generality of the disclaimer set forth in the two preceding sentences, AWS does not make, and AWS, its officers, employees, representatives and agents have not made, and shall not be deemed to have made any representation relating to AWS or its Affiliates, the Alaska Business or the Alaska Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of AWS or an Affiliate with any Governmental Authority or in any other information provided to or made available to DCS, and no statement made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of AWS hereunder or otherwise. AWS represents to DCS that no person has been authorized by AWS to make any representation or warranty in respect of AWS or its Affiliates, the Alaska Business or the Alaska Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of AWS expressly set forth in this Agreement.

      Section 13.8. Payment

      (a) Upon a determination of Liability under this Article 13, the appropriate party shall pay the indemnified party the amount so determined within 10 business days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided below in Section 13.8(b).

      (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party shall pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be two percentage points in excess of the "PRIME RATE" published from time to time in the "MONEY RATES" table of the Eastern Edition of The Wall Street Journal.

                                   ARTICLE 14
                       CONFIDENTIALITY AND PRESS RELEASES

      Section 14.1. Confidentiality

      The Mutual Non-Disclosure Agreement dated May 21, 2002 between DCS and AWS (the "NDA") shall remain in effect in accordance with its terms, except that it may be terminated upon termination of this Agreement. The obligations of AWS under the NDA and under this Article 14 shall terminate as of the Closing, except with respect to Information (as defined in the NDA) of DCS that does not relate to the California Business that AWS is required by the NDA to keep confidential. The obligations of DCS under the NDA and under this Article 14 shall terminate as of the Closing, except with respect to Information (as defined in the NDA) of AWS that does not relate to the Alaska Business that DCS is required by the NDA to keep confidential.

      Section 14.2. Press Releases

      No press release or public disclosure or disclosure to any third party, either written or oral, of the existence or terms of this Agreement shall be made by either AWS or DCS without the consent of the other subject to the provisions of Section 14.3, and AWS and DCS shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which AWS or DCS, as the case may be, proposes to make such press release.

      Section 14.3. Disclosures Required by Law

      This Article 14 shall not, however, be construed to prohibit any party from making any disclosures to any Governmental Authority that it is required to make by Law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit DCS, AWS or any of their Affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and, with regard to DCS, to Lehman Brothers as its broker/dealer on this transaction, such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; provided, however, that in the case of disclosure to any Governmental Authority, the disclosing party shall request confidential treatment of this Agreement and its terms, and in the case of disclosure to any other person, the disclosing party shall inform the recipient of the confidential nature of such information and shall use its commercially reasonable efforts to cause the recipient to agree to keep such information confidential in accordance with the terms of Section 14.1; and provided, however, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                   ARTICLE 15
                                  TERMINATION

      Section 15.1. Breaches and Defaults; Opportunity to Cure

      Prior to the exercise by a party of any termination rights afforded under this Agreement (other than Section 15.2(f)), if either party (the "NON-BREACHING PARTY") believes the other (the "BREACHING PARTY") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon if such breach is curable the Breaching Party shall have sixty (60) days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; provided, however, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional sixty (60) days to cure such breach; provided, however, the cure period for a breach shall in no event extend beyond the Outside Date (as defined in Section 15.2(e)). If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 15.2). This right of termination shall be in addition to, and not in lieu of, any rights of the Non-Breaching Party under Article 13 of this Agreement.

      Section 15.2. Termination

      This Agreement may be terminated and the transactions contemplated hereby may be abandoned, by written notice given to the other party, at any time prior to the Closing:

      (a)   by mutual written consent of DCS and AWS;

      (b) by either DCS or AWS, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the sale of the California Assets to AWS or the sale of the Alaska Assets to DCS (in either case, which DCS and AWS shall have used all commercially reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

      (c) subject to Section 15.1, by AWS, if, as of any date, DCS shall have breached any of its representations, warranties or covenants such that the condition set forth in Section 10.1 shall not be satisfied as of such date;

      (d) subject to Section 15.1, by DCS, if, as of any date, AWS shall have materially breached any of its representations, warranties or covenants such that the condition set forth in Section 11.1 shall not be satisfied as of such date;

      (e) by either DCS or AWS if the Closing shall not have occurred on or before the date that is (i) nine months after the date of this Agreement or (ii) if the Closing shall have not occurred within nine months after the date of this Agreement by reason of a petition to deny FCC approval of the Transactions, 12 months after the date of this Agreement (the "OUTSIDE DATE"), unless the failure to consummate the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing; or

      (f) by AWS if the Lender Acknowledgement is not delivered to DOC with a copy to AWS within 75 days after the date hereof, provided, that if AWS does not notify DCS in writing within five business days following such 75th day of its election to terminate this Agreement, then AWS's right to terminate this Agreement as a result of the Lender Acknowledgement not being delivered to DOC with a copy to AWS within 75 days after the date hereof shall be deemed to have been waived.

                                   ARTICLE 16
                                 BROKERS' FEES

      Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto pursuant to Article 15 hereof.

                                   ARTICLE 17
                                  ARBITRATION

      Any controversy, dispute or claim (collectively, a "DISPUTE") between the parties arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then pertaining. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in the State of New York unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction in the State of New York; provided however, that nothing contained in this Article 17 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter hereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any claim hereunder.

      Any such arbitration will be conducted before a single arbitrator who shall be chosen by agreement of the parties, or, if the parties cannot agree, in accordance with the rules of the AAA. The arbitrator shall permit such discovery as he shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Any such discovery shall be limited to information directly related to the controversy or claim in arbitration and shall be concluded within sixty (60) days after appointment of the third arbitrator.

      The substantially prevailing party in any arbitration hereunder, as determined by the arbitrator, shall be entitled to an award of a percentage of its reasonable costs incurred in connection therewith, including attorneys' fees, determined by dividing the amount actually awarded to the prevailing party by the amount claimed by the prevailing party.

      For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

      Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

      The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement and shall make his decision based on and in accordance with the provisions of this Agreement.

                                   ARTICLE 18
                                 MISCELLANEOUS

      Section 18.1. Additional Instruments of Transfer

      (a) From time to time after the Closing, each party shall, if requested by the other party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including (i) the transfer to AWS of all of DCS's right, title and interest in and to the California Assets and any right, title or interest that any Affiliate of DCS may have in any asset used primarily in the California Business, other than an Excluded California Asset, and (ii) the transfer to DCS of all of AWS's right, title and interest in and to the Alaska Assets and any right, title or interest that any Affiliate of AWS may have in any asset used primarily in the Alaska Business, other than an Excluded Alaska Asset. Such efforts and assistance shall be at the cost of the requesting party.

      (b) Anything in this Agreement to the contrary notwithstanding, DCS is not obligated to sell, assign, transfer or convey to AWS any of its rights and obligations in and to any California Assumed Contract to be sold, assigned, transferred or conveyed, or any claim, right or benefit arising thereunder or resulting therefrom (a "CALIFORNIA INTEREST") without first obtaining all necessary approvals, consents or waivers. To the extent any Required California Consents have not been obtained by DCS as of the Closing and AWS elects to proceed with the Closing, DCS shall, for a period equal to the shorter of twelve months after the Closing, or the remaining term of such Interest, (i) use all commercially reasonable efforts to obtain the consent of any such third party;
(ii) cooperate with AWS in any reasonable and lawful arrangements designed to provide the benefits (including the payment to AWS of any monies received by DCS in connection therewith and including cooperation with AWS's efforts to obtain the consent of the third party to any such cell site lease or license regarding the assignment of such cell site lease or license to AWS) of such California Interest to AWS so long as AWS performs all obligations with respect to the California Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of AWS and at the expense and for the account of AWS, any rights of DCS arising from such California Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such California Interest in accordance with the terms thereof upon the request of AWS); provided, however, that none of AWS or DCS shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party from whom such approval, consent or waiver is requested.

      (c) Anything in this Agreement to the contrary notwithstanding, AWS is not obligated to sell, assign, transfer or convey to DCS any of its rights and obligations in and to any Alaska Assumed Contract to be sold, assigned, transferred or conveyed, or any claim, right or benefit arising thereunder or resulting therefrom (an "ALASKA INTEREST") Interest without first obtaining all necessary approvals, consents or waivers. To the extent any Required Alaska Consents have not been obtained by AWS as of the Closing and DCS elects to proceed with the Closing, AWS shall, for a period equal to the shorter of twelve months after the Closing, or the remaining term of such Alaska Interest, (i) except with regard to cell site leases or licenses, use all commercially reasonable efforts to obtain the consent of any such third party; (ii) cooperate with DCS in any reasonable and lawful arrangements designed to provide the benefits (including the payment to DCS of any monies received by AWS in connection therewith and including cooperation with DCS's efforts to obtain the consent of the third party to any such cell site lease or license regarding the assignment of such cell site lease or license to DCS) of such Alaska Interest to DCS so long as DCS performs all obligations with respect to the Alaska Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of DCS and at the expense and for the account of DCS, any rights of AWS arising from such Alaska Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Alaska Interest in accordance with the terms thereof upon the request of DCS); provided, however, that none of AWS or DCS shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party from whom such approval, consent or waiver is requested.

      Section 18.2. Notices

      All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service, electronic mail (provided that such communications are concurrently sent by first class mail in accordance with this Section 18.2), return receipt requested, or registered or certified first class mail, return receipt requested, postage prepaid, to the following addresses:

            If to AWS:

                  7277 164th Avenue N.E.
                  Redmond, Washington 98052
                  Attention: Mark D. Bradner
                  Facsimile: 425-580-8405
                  Email:  mbradner@attws.com

            with a required copy (which shall not constitute notice) to:

                  Friedman Kaplan Seiler & Adelman LLP
                  1633 Broadway, 46th Floor
                  New York, New York 10019
                  Attention: Matthew S. Haiken
                  Facsimile: 212-833-1250
                  Email:  mhaiken@fklaw.com

            If to DCS:

                  Dobson Cellular Systems, Inc.
                  14201 Wireless Way
                  Oklahoma City, OK 73134
                  Attention: Ronald L. Ripley, Esq.
                  Facsimile: (405) 529-8765
                  Email:  rripley@dobson.net

            with a required copy (which shall not constitute notice) to:

                  Edwards & Angell, LLP
                  2800 Financial Plaza
                  Providence, Rhode Island 02903
                  Attention: David K. Duffell, Esq.
                  Facsimile: (401) 276-6611
                  Email:  dduffell@ealaw.com

      Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy or electronic mail shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy or electronic mail shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

      Section 18.3. Expenses

      Each party shall bear its own expenses and costs, including the fees of any corporate or FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

      Section 18.4. Transfer Taxes

      AWS and DCS shall bear equally the expense of all use, sales, transfer and other similar transaction taxes, if any, which are imposed solely and directly by reason of the sale and delivery of the California Assets from DCS to AWS and the Alaska Assets from AWS to DCS under this Agreement. Notwithstanding anything else to the contrary set forth in this Section 18.4, (i) AWS shall in no event be responsible in any manner for the payment of any taxes on any gross or net income, gross or net receipts or gain which DCS may realize as a result of the sale of the California Assets or otherwise related to the transactions contemplated by this Agreement and (ii) DCS shall in no event be responsible in any manner for the payment of any taxes on any gross or net income, gross or net receipts or gain which AWS may realize as a result of the sale of the Alaska Assets or otherwise related to the transactions contemplated by this Agreement.

      Section 18.5. Collection Procedures

      From and after the Closing, each of DCS and AWS shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the other party any checks or drafts received on account of any such items.

      Section 18.6. Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without application of principles of conflicts of law). In connection with any controversy arising out of or related to this Agreement, DCS and AWS hereby irrevocably consent to the jurisdiction of the United States District Court for the District of New York, if a basis for federal court jurisdiction is present, and, otherwise, in the state courts of the State of New York located in New York County. DCS and AWS each irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforementioned courts.

      Section 18.7. Assignment

      Except as permitted by Section 9.8(b) and Section 9.8(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that DCS may assign its rights under this Agreement to acquire the Alaska Assets and assume the Assumed Alaska Liabilities to DCC or any wholly-owned subsidiary of DCC, and AWS may assign its rights under this Agreement to acquire the California Assets and to assume the Assumed California Liabilities to any of its wholly-owned subsidiaries; provided, further, however, that no such assignment shall relieve DCS or AWS of any of its obligations under this Agreement.

      Section 18.8. Successors and Assigns

      All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

      Section 18.9. Amendments; Waivers

      No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

      Section 18.10. Entire Agreement

      Except for the NDA, this Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

      Section 18.11. Counterparts

      This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

      Section 18.12. Severability

      If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

      Section 18.13. Section Headings

      The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 18.14. Interpretation

      As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) "OR" has the inclusive meaning frequently identified with the phrase "AND/OR," (b) "INCLUDING" has the inclusive meaning frequently identified with the phrase "INCLUDING, BUT NOT LIMITED TO" and (c) references to "HEREOF," "HEREUNDER" or "HEREIN" or words of similar import relate to this Agreement.

      Section 18.15. Further Assurances

      (a) For a period of six (6) months after Closing, DCS agrees to provide to AWS from time to time any information that DCS possesses with respect to the operation of the California Assets prior to the Closing which AWS reasonably requests in connection with AWS's financing efforts or in connection with any FCC or other regulatory filing. No such information furnished by DCS shall constitute a representation or warranty to AWS or any other person; DCS shall not have any Liability in respect of such information to AWS or any other person; and any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any exemplary, consequential or punitive damages) sustained, incurred or paid by any DCS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly, the provision of any such information to AWS pursuant to this paragraph shall be considered a DCS Loss for purposes of this Agreement.

      (b) For a period of six (6) months after Closing, AWS agrees to provide to DCS from time to time any information that AWS possesses with respect to the operation of the Alaska Assets prior to the Closing which DCS reasonably requests in connection with DCS's financing efforts or in connection with any FCC or other regulatory filing. No such information furnished by AWS shall constitute a representation or warranty to DCS or any other person; AWS shall not have any Liability in respect of such information to DCS or any other person; and any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any exemplary, consequential or punitive damages) sustained, incurred or paid by any AWS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly, the provision of any such information to DCS pursuant to this paragraph shall be considered an AWS Loss for purposes of this Agreement.

      Section 18.16. Third Parties

      Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

      Section 18.17. Remedies

      The parties acknowledge and agree that the material California Assets, including the California FCC Authorizations, and the material Alaska Assets, including the Alaska FCC Authorizations, and the DCC Securities are unique and that remedies at law, including monetary damages, will be inadequate in the event of a breach by DCS or AWS in the performance of its obligations under this Agreement. Accordingly, the parties agree that in the event of any such breach by DCS or AWS prior to the Closing, the other party shall be entitled, among other remedies, to a decree of specific performance. In addition, the parties agree that in the event of a breach by DCS or AWS of Section 9.8 prior to Closing, or (except as otherwise provided in Section 9.9(g)) in the event of a breach by AWS of Section 9.9 after the Closing, the non-breaching party shall be entitled, among other remedies, to a decree of specific performance.

      Section 18.18. Certain Defined Terms

      (a)   The following terms are defined in the following Sections:

      Defined Term                                                Section
      ------------                                                -------
      AAA                                                         Article 17
      Alaska Assets                                               2.3
      Alaska Balance Sheet                                        8.13(a)
      Alaska Balance Sheet Date                                   8.13(a)
      Alaska Benefit Plans                                        8.11
      Alaska Business                                             Second Recital
      Alaska Cellular Authorizations                              2.3(a)
      Alaska Claims                                               12.2
      Alaska Closing Date Current Assets                          5.1
      Alaska Closing Date Current Liabilities                     5.1
      Alaska Closing Date Working Capital                         5.1
      Alaska Deposits                                             2.3(f)
      Alaska Designated Employees                                 9.6(a)
      Alaska FCC Authorizations                                   2.3(a)
      Alaska Historical Financial Statements                      8.13(a)
      Alaska Interest                                             18.1(c)
      Alaska Interim Financial Statements                         8.13(a)
      Alaska Markets                                              First Recital
      Alaska Microwave Authorizations                             2.3(a)
      Alaska System Employees                                     8.10
      Alaska Systems                                              First Recital
      Appraiser                                                   9.9(d)
      Asserting Party                                             13.3
      Assumed Alaska Contracts                                    2.3(b)
      Assumed Alaska Liabilities                                  3.1
      Assumed California Contracts                                2.1(b)
      Assumed California Liabilities                              3.2
      AWS                                                         Preamble

      Defined Term                                                Section
      ------------                                                -------
      AWS Alaska                                                  2.4(l)
      AWS Cell Site                                               8.21
      AWS Determination                                           5.2(a)
      AWS Exempt Representation                                   13.5(a)
      AWS Indemnified Parties                                     13.1
      AWS Leased Property                                         8.4(c)
      AWS Losses                                                  13.1
      AWS Post Closing Objection                                  5.3(a)
      AWS Real Property Leases                                    8.4(c)
      Breaching Party                                             15.1
      California Assets                                           2.1
      California Balance Sheet                                    7.13
      California Balance Sheet Date                               7.13
      California Benefit Plans                                    7.11
      California Business                                         Second Recital
      California Cellular Authorizations                          2.1(a)
      California Claims                                           12.1
      California Closing Date Current Assets                      5.1
      California Closing Date Current                             5.1
      Liabilities California Closing Date Working Capital         5.1
      California Deposits                                         2.1(f)
      California Designated Employees                             9.7(a)
      California FCC Authorizations                               2.1(a)
      California Historical Financial Statements                  7.13
      California Interest                                         18.1(b)
      California Interim Financial Statements                     7.13
      California Markets                                          First Recital
      California Microwave Authorizations                         2.1(a)
      California Paging Assets                                    2.2(k)
      California System Employees                                 7.10
      California Systems                                          First Recital
      CERCLA                                                      7.16(b)
      Closing                                                     Article 6
      Closing Date                                                Article 6
      Code                                                        Fourth Recital
      Competitive Services                                        9.9(a)
      Competitive Systems                                         9.9(b)
      Competitive Transaction                                     9.9(b)
      Cordova Interest                                            2.4(l)
      Cordova Partnership                                         2.4(l)
      Cordova Partnership Agreement                               2.4(l)
      DCC                                                         1.2(c)
      DCC Letter Agreement                                        10.1
      DCCLP                                                       10.1
      DCCLP Letter Agreement                                      10.1

      Defined Term                                                Section
      ------------                                                -------
      DCC Securities                                              1.2(c)
      DCS                                                         Preamble
      DCS Based Property                                          7.4(c)
      DCS Cell Site                                               7.21
      DCS Determination                                           5.2(a)
      DCS Exempt Representation                                   13.5(a)
      DCS Indemnified Parties                                     13.2
      DCS Leased Property                                         7.4(c)
      DCS Losses                                                  13.2
      DCS Post Closing Objection                                  5.3(a)
      DCS Real Property Leases                                    7.4(c)
      Defending Party                                             13.3
      Dispute                                                     Article 17
      DOJ                                                         9.2(b)
      Environmental Laws                                          7.16(c)
      ERISA Affiliate                                             7.11
      Exchange                                                    Third Recital
      Excluded Alaska Assets                                      2.4
      Excluded Alaska Contracts                                   2.4(d)
      Excluded Alaska Liabilities                                 3.1
      Excluded California Assets                                  2.2
      Excluded California Contracts                               2.2(d)
      Excluded California Liabilities                             3.2
      Exempt Person                                               9.9(a)
      Fair Market Value                                           9.9(d)
      FBI                                                         7.22
      FCC                                                         Third Recital
      Final Order                                                 10.3
      FTC                                                         9.2(b)
      GAAP                                                        5.1
      Hazardous Substance                                         7.16(b)
      HSR Act                                                     Article 6
      Independent Accountants                                     5.3(c)
      Laws                                                        7.7
      Lender Acknowledgement                                      10.11
      Liens                                                       1.2(a)
      Money Rates                                                 13.7(b)
      NDA                                                         14.1
      Non-Breaching Party                                         15.1
      Non-Compete Period                                          9.9(a)
      Notified Party                                              9.2(a)
      Notifying Party                                             9.2(a)
      Offer                                                       9.9(b)
      Outside Date                                                15.2(e)
      Prime Rate                                                  13.7(b)

      Defined Term                                                Section
      ------------                                                -------
      RCRA                                                        7.16(b)
      Redemption Assets                                           1.1
      Required Alaska Consents                                    8.8
      Required Alaska Notices                                     8.8
      Required California Consents                                7.8
      Required California Notices                                 7.8
      Solvent                                                     7.18
      Straddle Period                                             9.13(b)
      Straddle Tax                                                9.14(b)
      Third Party Claim                                           13.3

      (b)   The following terms have the following meanings:

      "ADDENDUM NO. 3 TO OPERATING AGREEMENT" means Addendum No. 3 to the Operating Agreement of even date herewith between DCS and AWS, in substantially the form attached hereto as Exhibit F.

      "AFFILIATE" means, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The term "CONTROL" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by Contract or otherwise.

      "AT&T WIRELESS BRAND TRANSITION LICENSE AGREEMENT" means the License Agreement dated as of the Closing Date among AT&T Corp., AWS and DCS pursuant to which AT&T Corp. will grant to DCS the right to use, until the End Date (as defined in the Transition Services Agreement), the trademarks and service marks of AT&T Corp. used by AWS in the Alaska Markets prior to Closing, the terms and conditions of which shall be satisfactory to each of AT&T Corp., AWS and DCS.

      "AWS AFFILIATE LEASES" means the lease agreements between AWS or an Affiliate as lessor and AWS or an Affiliate as lessee covering any Alaska Assets.

      "TO THE KNOWLEDGE OF AWS" or any similar phrase means the actual knowledge of the officers and employees of AWS and its subsidiaries.

      "CELLULAR ONE LICENSE AGREEMENTS" means the License Agreements dated as of October 1, 1996 and December 1, 1996 between Cellular One Group and DCS or an Affiliate with respect to the California Systems in the Santa Cruz, CA MSA and California-4 RSA.

      "CONTRACT" means any written or oral contract, agreement, lease, license, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any person or its property under any applicable Law.

      "DCS AFFILIATE LEASES" means the lease agreements between DCS or an Affiliate as lessor and DCS or an Affiliate as lessee covering any California Assets.

      "DEFAULT" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause a Lien to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, cancellation, amendment, renegotiation, acceleration or a right to receive damages or a payment of penalties.

      "TO THE KNOWLEDGE OF DCS" or any similar phrase means the actual knowledge of the officers and employees of DCS and its subsidiaries.

      "FCC LAW" means the Communications Act of 1934, as amended, and the published rules, regulations and policies promulgated by the FCC thereunder.

      "GOVERNMENTAL AUTHORITY" means a Federal, state or local court, legislature, governmental agency, commission or regulatory (including any state public utilities commission) or administrative authority or instrumentality lawfully asserting jurisdiction over the California System and/or the California Assets, or the Alaska System and/or the Alaska Assets, as the case may be.

      "GSM BUILD-OUT AGREEMENT (ALASKA)" means the GSM Build-Out Agreement (Alaska) dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit G.

      "GSM ROAMING AGREEMENT (ALASKA)" means the GSM Roaming Agreement (Alaska) dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit H.

      "LIABILITY" means any liability, indebtedness, obligation, expense, claim, loss, cost, damage, obligation, responsibility, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, known or unknown, due or to become due, liquidated or unliquidated, whether or not secured.

      "MACHINERY AND EQUIPMENT" means all machinery, equipment (both fixed and mobile, including computer equipment), trucks and other vehicles, office equipment, furniture, furnishings and fixtures, in each case principally relating to or principally used in connection with the California Business or the Alaska Business, as applicable.

      "OPERATING AGREEMENT" means that certain Operating Agreement, dated January 16, 1998, between AWS on behalf of itself and certain Affiliates and DCS on behalf of itself and certain Affiliates, as amended.

      "PERMITTED LIENS" means (i) any Lien for Taxes not yet past due, (ii) any Lien provided for in, or arising out of, any Assumed California Contract or Assumed Alaska Contract and not related to any indebtedness for borrowed money,
(iii) any Lien, granted or otherwise created by a person other than DCS or AWS or their respective Affiliates, that does not materially detract from the value of, or interfere with the use of, the property subject thereto or affected thereby or materially impair the operation of the California Business or Alaska Business, as applicable (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, encroachments, reservations in land patents, zoning ordinances or other similar Liens) and (iv) as to leaseholds, interests of the lessors thereof and Liens affecting interests of such lessors.

      "PERSON" means any corporation, partnership, limited liability company, joint venture, business association, other entity or individual.

      "SOC LETTER" means the SOC Letter dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit I.

      "TAXES" means any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e., whether federal, state, local, municipal, or foreign), including all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation, or any other similar governmental charge or imposition.

      "TRANSACTIONS" means the transactions contemplated by this Agreement and each of the other Transaction Documents.

      "TRANSACTION DOCUMENTS" means this Agreement and all other agreements, documents and instruments executed in connection herewith or required to be executed and/or delivered by the parties or any one or more of them in accordance with the provisions of this Agreement.

      "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement of even date herewith between DCS and AWS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Exchange Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                    DOBSON CELLULAR SYSTEMS, INC.



                                    By _________________________________________
                                          Name:
                                          Title:



                                    AT&T WIRELESS SERVICES, INC.



                                    By _________________________________________
                                          Name:
                                          Title:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 EXCHANGE........................................................    1

      Section 1.1.  Asset Consolidation...................................    1
      Section 1.2.  Exchange..............................................    2
      Section 1.3.  Like-Kind Exchange....................................    2

ARTICLE 2 EXCHANGED ASSETS; EXCLUDED ASSETS...............................    3

      Section 2.1.  California Assets.....................................    3
      Section 2.2.  Excluded California Assets............................    4
      Section 2.3.  Alaska Assets.........................................    5
      Section 2.4.  Excluded Alaska Assets................................    7

ARTICLE 3 ASSUMED LIABILITIES; EXCLUDED LIABILITIES.......................    8

      Section 3.1.  Assumed Alaska Liabilities............................    8
      Section 3.2.  Assumed California Liabilities........................    8

ARTICLE 4 INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION........................    9

      Section 4.1.  Assignment Documents..................................    9
      Section 4.2.  Assumption Documents..................................    9

ARTICLE 5 WORKING CAPITAL ADJUSTMENT......................................   10

      Section 5.1.  Definitions...........................................   10
      Section 5.2.  Post-Closing Determinations...........................   11
      Section 5.3.  Post-Closing Objections...............................   11
      Section 5.4.  Post-Closing Adjustment...............................   12

ARTICLE 6 CLOSING.........................................................   13


ARTICLE 7 REPRESENTATIONS OF DCS..........................................   13

      Section 7.1.  Organization; Qualification...........................   13
      Section 7.2.  Authorization, Execution and Delivery.................   14
      Section 7.3.  Title to and Condition of Assets......................   14
      Section 7.4.  Real Property.........................................   15
      Section 7.5.  Assumed Contracts and Subscribers.....................   16
      Section 7.6.  Governmental Licenses; FCC Matters....................   18
      Section 7.7.  Compliance with Laws..................................   19
      Section 7.8.  No Conflicts; Consents................................   19
      Section 7.9.  Litigation and Legal Proceedings......................   19
      Section 7.10. California System Employees...........................   20
      Section 7.11. California System Employee Benefits...................   21
      Section 7.12. Tax Matters...........................................   22
      Section 7.13. Financial Statements; Changes.........................   22
      Section 7.14. Insurance.............................................   23
      Section 7.15. Brokers...............................................   23

      Section 7.16. Environmental Compliance..............................   24
      Section 7.17. Accounts Receivable...................................   25
      Section 7.18. Solvency..............................................   25
      Section 7.19. Valid Transaction.....................................   25
      Section 7.20. Undisclosed Liabilities...............................   26
      Section 7.21. DCS Cell Sites........................................   26
      Section 7.22. CALEA.................................................   26
      Section 7.23. Subscriber Agreements.................................   26
      Section 7.24. Inventory.............................................   26
      Section 7.25. Pre-Paid Subscribers..................................   27

ARTICLE 8 REPRESENTATIONS OF AWS..........................................   27

      Section 8.1.  Organization; Qualification...........................   27
      Section 8.2.  Authorization, Execution and Delivery.................   27
      Section 8.3.  Title to and Condition of Assets......................   28
      Section 8.4.  Real Property.........................................   28
      Section 8.5.  Assumed Contracts and Subscribers.....................   29
      Section 8.6.  Governmental Licenses; FCC Matters....................   31
      Section 8.7.  Compliance with Laws..................................   33
      Section 8.8.  No Conflicts; Consents................................   33
      Section 8.9.  Litigation and Legal Proceedings......................   33
      Section 8.10. Alaska System Employees...............................   34
      Section 8.11. Alaska System Employee Benefits.......................   34
      Section 8.12. Tax Matters...........................................   35
      Section 8.13. Financial Statements; Changes.........................   36
      Section 8.14. Insurance.............................................   37
      Section 8.15. Brokers...............................................   37
      Section 8.16. Environmental Compliance..............................   37
      Section 8.17. Accounts Receivable...................................   38
      Section 8.18. Solvency..............................................   38
      Section 8.19. Valid Transaction.....................................   38
      Section 8.20. Undisclosed Liabilities...............................   38
      Section 8.21. AWS Cell Sites........................................   38
      Section 8.22. CALEA.................................................   39
      Section 8.23. Subscriber Agreements.................................   39
      Section 8.24. Inventory.............................................   39

ARTICLE 9 COVENANTS OF THE PARTIES........................................   40

      Section 9.1.  Financial Statements and System Information...........   40
      Section 9.2.  FCC Approvals.........................................   40
      Section 9.3.  Third Party Consents; Closing Conditions..............   41
      Section 9.4.  Conduct of Business...................................   42
      Section 9.5.  Access................................................   46
      Section 9.6.  Alaska System Employees...............................   46
      Section 9.7.  California System Employees...........................   48
      Section 9.8.  No Shop...............................................   51
      Section 9.9.  Post-Closing Non-Compete..............................   51

      Section 9.10. Personal Computers....................................   54
      Section 9.11. Contracts Held by Affiliates..........................   54
      Section 9.12. Negative Covenants....................................   55
      Section 9.13. Certain Expenses......................................   56
      Section 9.14. FCC Compliance........................................   56
      Section 9.15. Cell Site Compliance..................................   56
      Section 9.16. Transition Branding...................................   56
      Section 9.17. Tagline Branding......................................   57
      Section 9.18. Environmental Security Deposit........................   57

ARTICLE 10 CONDITIONS PRECEDENT TO AWS'S OBLIGATION TO CLOSE..............   57

      Section 10.1. Accuracy of Representations and Warranties;
                      Performance of this Agreement.......................   57
      Section 10.2. Authorizing Resolutions...............................   58
      Section 10.3. Third Party Consents; FCC; HSR Act....................   58
      Section 10.4. Bills of Sale; Assumption Agreement...................   58
      Section 10.5. Regulatory and Corporate Opinions of Counsel for DCS..   58
      Section 10.6. No Threatened or Pending Litigation...................   59
      Section 10.7. Release of Liens......................................   59
      Section 10.8. Other Transaction Documents...........................   59
      Section 10.9. Governmental Authorizations...........................   59
      Section 10.10. Asset Consolidation Transactions.....................   59
      Section 10.11. Lender Acknowledgement...............................   59

ARTICLE 11 CONDITIONS PRECEDENT TO DCS'S OBLIGATION TO CLOSE..............   60

      Section 11.1. Accuracy of Representations and Warranties;
                      Performance of this Agreement.......................   60
      Section 11.2. Authorizing Resolutions...............................   60
      Section 11.3. Third Party Consents; FCC; HSR Act....................   60
      Section 11.4. Bills of Sale; Assumption Agreement...................   61
      Section 11.5. Regulatory and Corporate Opinions of Counsel for AWS..   61
      Section 11.6. No Threatened or Pending Litigation...................   61
      Section 11.7. Release of Liens......................................   61
      Section 11.8. Other Transaction Documents...........................   61
      Section 11.9. Governmental Authorizations...........................   61
      Section 11.10. Asset Consolidation Transactions.....................   61

ARTICLE 12 CASUALTY LOSSES................................................   62

      Section 12.1. Casualty Losses Relating to the California Assets.....   62
      Section 12.2. Casualty Losses Relating to the Alaska Assets.........   62

ARTICLE 13 INDEMNIFICATION................................................   62

      Section 13.1. Indemnification by DCS................................   62
      Section 13.2. Indemnification by AWS................................   63
      Section 13.3. Notice and Defense of Claims..........................   63

      Section 13.4. Set-Off...............................................   64
      Section 13.5. Limitations...........................................   65
      Section 13.6. Survival of Representations and Warranties............   66
      Section 13.7. Disclaimer of Other Representations and Warranties....   66
      Section 13.8. Payment...............................................   67

ARTICLE 14 CONFIDENTIALITY AND PRESS RELEASES.............................   68

      Section 14.1. Confidentiality.......................................   68
      Section 14.2. Press Releases........................................   68
      Section 14.3. Disclosures Required by Law...........................   68

ARTICLE 15 TERMINATION....................................................   69

      Section 15.1. Breaches and Defaults; Opportunity to Cure............   69
      Section 15.2. Termination...........................................   69

ARTICLE 16 BROKERS' FEES..................................................   70

ARTICLE 17 ARBITRATION....................................................   70

ARTICLE 18 MISCELLANEOUS..................................................   71

      Section 18.1. Additional Instruments of Transfer....................   71
      Section 18.2. Notices...............................................   72
      Section 18.3. Expenses..............................................   74
      Section 18.4. Transfer Taxes........................................   74
      Section 18.5. Collection Procedures.................................   74
      Section 18.6. Governing Law.........................................   74
      Section 18.7. Assignment............................................   74
      Section 18.8. Successors and Assigns................................   75
      Section 18.9. Amendments; Waivers...................................   75
      Section 18.10. Entire Agreement.....................................   75
      Section 18.11. Counterparts.........................................   75
      Section 18.12. Severability.........................................   75
      Section 18.13. Section Headings.....................................   76
      Section 18.14. Interpretation.......................................   76
      Section 18.15. Further Assurances...................................   76
      Section 18.16. Third Parties........................................   76
      Section 18.17. Remedies.............................................   77
      Section 18.18. Certain Defined Terms................................   77

Exhibits

Exhibit A               Form of Bill of Sale
Exhibit B               Form of Instrument of Assignment
Exhibit C               Form of Assumption Agreement
Exhibit D               Form of Opinion of Corporate Counsel
Exhibit E               Form of Opinion of FCC Counsel
Exhibit F               Form of Addendum No. 3 to Operating Agreement

Exhibit G               Form of GSM Build-Out Agreement (Alaska)
Exhibit H               Form of GSM Roaming Agreement (Alaska)
Exhibit I               Form of SOC Letter
Exhibit J               Form of Lender Acknowledgement


Schedules

(Attached)